UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MOMENTUS INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6 (i) (1) and 0-11

Items of Business

1.
To elect to the Board of Directors the three nominees set forth in the accompanying proxy materials each to serve until the next Annual Meeting of the Stockholders of the Company that coincides with the expiration of such members’ applicable terms and until their successors are duly elected and qualified.

2.
To ratify the appointment of Frank, Rimerman + Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

3.
To approve, pursuant to Nasdaq listing rules, the repricing of certain existing warrants of the Company (the “Warrant Repricing Proposal”).

4.
To approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain existing Inducement Warrants (the “Inducement Warrant Proposal”).

5.
To approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the exercise of certain existing Convertible Notes and Warrants (the “Convertible Notes and Warrants Proposal”).

6.
To approve, pursuant to Nasdaq listing rules, the issuance of Class A common stock in connection with the conversion of certain existing Preferred Stock into Class A common stock (the “Conversion Proposal”).

7.
To approve an amendment to our 2021 Equity Incentive Plan to increase the number of shares available for issuance thereunder (the “Equity Incentive Plan Proposal”).

8.
To transact such other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

By order of the Board of Directors,

Jon Layman
Chief Legal Officer
April 28, 2025

Annual Meeting Details
You can vote if you are a stockholder of record as of the close of business on April 15, 2025.

The Annual Meeting of Stockholders will be held in a virtual format only, via live webcast at www.virtualshareholdermeeting.com/MNTS2025.

Date and Time May 19, 2025 9:00 a.m. Pacific time

Where Via livestream webcast at www.virtualshareholdermeeting.com/MNTS2025

Your Vote is Important
Please carefully review the proxy materials and follow the instructions below to cast your vote as soon as possible in advance of the Annual Meeting.

We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to stockholders beginning on or about April 28, 2025.

VOTE ONLINE By May 18, 2025 www.proxyvote.com

VOTE BY PHONE By May 18, 2025 1-800-690-6903

VOTE BY MAIL By May 18, 2025 Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

VOTE DURING THE MEETING Via livestream webcast at www.virtualshareholdermeeting.com/MNTS2025

Security Ownership of Certain Beneficial Owners	52
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	53
Indemnification Agreements	53
Related Party Transactions Policy	53
Stockholder Proposals and Director Nominations for Inclusion in the 2026 Proxy Statement	54
Stockholder Proposals and Director Nominations other than Pursuant to Rule 14a-8	54

3901 N. First Street
San Jose, California 95134
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2025
AT 9:00 A.M. PACIFIC TIME
GENERAL INFORMATION
When is this proxy statement and the accompanying materials scheduled to be sent to stockholders?
On or about April 28, 2025, we began mailing our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024, or the Annual Report. For shares held in street name (held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee. The Annual Report is available on the Investor Relations section of our website at https://investors.momentus.space/financial-information/annual-reports.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 19, 2025:
The Notice of Annual Meeting, Proxy Statement, and Annual Report are available at www.proxyvote.com.
Who is soliciting my vote?
The Board of Directors of Momentus Inc. is soliciting your vote for the 2025 Annual Meeting of Stockholders.
When is the record date for the Annual Meeting?
The Board of Directors has fixed the record date for the Annual Meeting as of the close of business on April 15, 2025.
How many votes can be cast by all stockholders?
A total of 5,256,792 shares of Class A common stock of the Company were outstanding on the record date for the Annual Meeting and are entitled to be voted at the Annual Meeting. Each share of Class A common stock is entitled to one vote on each matter.
How do I vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•
By Internet. If you received a printed copy of the proxy materials, follow the instructions on the proxy card. You may vote via internet website address at www.proxyvote.com. Votes by internet must be submitted by 11:59 p.m. eastern time on May 18, 2025.

•
By Telephone. If you received a printed copy of the proxy materials, follow the instructions on the proxy card. You may vote via telephone at 1-800-690-6903. Votes by telephone must be submitted by 11:59 p.m. eastern time on May 18, 2025.

•
By Mail. If you received a printed copy of the proxy materials, complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope provided or return your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR the director nominees named herein to the Company’s Board of Directors, FOR the ratification of the appointment of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, FOR the Warrant Repricing Proposal, FOR the Inducement Warrant Proposal, FOR the Convertible Notes and Warrants Proposal, FOR the Conversion Proposal, and FOR the Equity Incentive Plan Proposal, and will be voted according to the discretion of the proxy holder upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. If you are mailed, or otherwise receive or obtain, a proxy card or voting instruction form, and you choose to vote by internet or by telephone, you do not have to return your proxy card or voting instruction form. Votes submitted by mail must be received by May 18, 2025.

•
By Internet at the Annual Meeting. You may also vote in person virtually by attending the Annual Meeting at www.virtualshareholdermeeting.com/MNTS2025. To attend the Annual Meeting and vote your shares, you must provide the control number located on your proxy card.

If your shares of Class A common stock are held in street name (held for your account by a broker or other nominee):
•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.
How do I attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online by registering at www.virtualshareholdermeeting.com/MNTS2025. In order to attend the Annual Meeting, you must provide the control number located on your proxy card. Upon completing your registration, you will access to the Annual Meeting and be able to vote and submit questions during the Annual Meeting. The webcast will start at 9:00 a.m. Pacific time on May 19, 2025, and you are encouraged to log-in with your control number at least 15 minutes early.
What are the Board of Directors’ recommendations on how to vote my shares?
The Board of Directors recommends a vote:
Proposal 1: FOR election of the three Class I director nominees (page 7).
Proposal 2: FOR ratification of the selection of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm (page 19).
Proposal 3: FOR the Warrant Repricing Proposal (page 23).
Proposal 4: FOR the Inducement Warrant Proposal (page 25).
Proposal 5: FOR the Convertible Notes and Warrant Proposal (page 28).
Proposal 6: FOR the Conversion Proposal (page 31).
Proposal 7: FOR the Equity Incentive Plan Proposal (page 33).

Who pays the cost for soliciting proxies?
The Company will pay the cost for the solicitation of proxies by the Board of Directors. We have engaged Laurel Hill Advisory Group, LLC (the “Proxy Solicitor”) to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay the Proxy Solicitor a fee of $7,500. We will also reimburse the Proxy Solicitor for reasonable out-of-pocket expenses and will indemnify the Proxy Solicitor against certain claims, liabilities, losses, damages, and expenses. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax, or email by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies. The Company may also engage a third party proxy solicitor whose services would be paid by the Company.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the Annual Meeting. As the stockholder of record, you have the right to direct the voting of your shares by voting over the internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.
If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the Annual Meeting. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a voting instruction form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your voting instruction to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. If you want to vote in person virtually at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee and submit a copy to the Company’s Corporate Secretary in advance of the Annual Meeting. Further instructions will be provided to you as part of your registration process.
Note that under New York Stock Exchange, or NYSE, rules that apply to voting by nominees, which apply to both NYSE- and Nasdaq-listed companies, if you hold shares through a bank, broker or other institution and you do not provide your voting instructions to them at least 10 days before the Annual Meeting, that firm has the discretion to vote your shares on proposals that NYSE has determined are routine. Such firm will not have the discretion to vote your shares on proposals that NYSE has determined are non-routine. For purposes of the proposals in this proxy statement, the election of director nominees is a non-routine matter, and the appointment of an independent registered public accounting firm is a routine matter. A “broker non-vote” refers to a share represented at the Annual Meeting held by a broker, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such share.
Can I change my vote?
You may revoke your proxy at any time before it is voted by notifying the Company’s Corporate Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the Annual Meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?
The presence, by virtual attendance or by proxy, of holders of at least a one-third of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
What vote is required to approve each item and how are votes counted?
Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the Annual Meeting. The tabulators will count all votes FOR, AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to the proposals described in this Proxy Statement. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Proposal 1—Election of three Class I director nominees
The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:
•	vote FOR all nominees;
•	vote FOR one or more nominees and WITHHOLD from other nominees; or
•	WITHHOLD your vote from all nominees.
Votes that are withheld will not be included in the vote tally for the election of the director.
Proposal 2—Ratification of the selection of Frank, Rimerman + Co. LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025
To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the ratification of the selection of Frank, Rimerman + Co. LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2.
Proposal 3—The Warrant Repricing Proposal
To approve Proposal 3, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the approval of the Warrant Repricing Proposal, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 3. The Warrant Repricing Proposal involves matters that we believe will be considered non-routine and brokers and other intermediaries will not have the discretion to vote on it without voting instructions. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.

Proposal 4—The Inducement Warrant Proposal
To approve Proposal 4, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the approval of the Inducement Warrant Proposal, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 4. The Inducement Warrant Proposal involves matters that we believe will be considered non-routine and brokers and other intermediaries will not have the discretion to vote on it without voting instructions. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.
Proposal 5—The Convertible Notes and Warrants Proposal
To approve Proposal 5, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the approval of the Convertible Notes and Warrants Proposal, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 5. The Convertible Notes and Warrants Proposal involves matters that we believe will be considered non-routine and brokers and other intermediaries will not have the discretion to vote on it without voting instructions. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.
Proposal 6—The Conversion Proposal
To approve Proposal 6, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the approval of the Conversion Proposal, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 6. The Conversion Proposal involves matters that we believe will be considered non-routine and brokers and other intermediaries will not have the discretion to vote on it without voting instructions. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.
Proposal 7—The Equity Incentive Plan Proposal
To approve Proposal 7, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the approval of the Equity Incentive Plan Proposal, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 7. The Equity Incentive Plan Proposal involves matters that we believe will be considered non-routine and brokers and other intermediaries will not have the discretion to vote on it without voting instructions. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.
If there are insufficient votes to approve Proposals 1, 2, 3, 4, 5, 6, or 7, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.
Could other matters be decided at the Annual Meeting?
The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What does it mean if I receive more than one proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any technical difficulties with the virtual meeting platform on the Annual Meeting day, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting at 8:45 a.m. Pacific time on May 19, 2025 and will remain available until the Annual Meeting has ended.
What are the implications of being a “smaller reporting company”?
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.
Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and smaller reporting companies have reduced disclosure obligations regarding executive compensation.
Who should I contact if I have any additional questions?
If you hold your shares directly, please contract an investor relations representative at investors@momentus.space. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.
You may also contact the Proxy Solicitor at:
2 Robbins Lane, Suite 201
Jericho, New York 11753
Banks and Brokers Call (516) 933-3100
All Others Call Toll-Free (888) 742-1305

Proposal 1 – Election of Directors
The Board of Directors has nominated the following individuals for election as Class I directors of the Company’s Board of Directors to serve until the 2028 Annual Meeting and until his or her successor is elected and qualified or until the individual’s earlier of death, resignation, or removal:
Brian Kabot
Mitchel B. Kugler
Kimberly A. Reed
Each of the above individuals is currently serving as a director of the Company. Biographical information for each nominee is contained in the “Board of Directors and Corporate Governance” section below.
The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute director nominee that the Board of Directors recommends.
Vote Required
The election of directors in this Proposal 1 requires the affirmative vote of a plurality of the votes validly cast at the election. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
The primary responsibilities of the Board of Directors are to provide oversight, strategic guidance, counseling and direction to the Company’s management. When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Board will focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business. The Board is divided into three classes, with members of each class serving staggered three-year terms. The Board held 26 meetings in the 2024 fiscal year and all directors attended at least 75% of the Board meetings.
The following table sets forth information with respect to our current directors:

Name	Age	Class	Current Term Expires	Position	Committee Membership
					Audit	Compensation	Disclosure	Nominating and Corporate Governance	Security
Chris Hadfield	65	II	2026	Director		•	•	•
Brian Kabot	47	I	2025	Director		*
Mitchel B. Kugler	64	I	2025	Director	•	•	*
Victorino G. Mercado	64	III	2027	Security Director				*	*
Kimberly A. Reed	54	I	2025	Director	•			•
Linda J. Reiners	65	III	2027	Lead Independent Director	*
John C. Rood	56	II	2026	Chairperson and CEO			•

* = Chairperson
• = Member
•	Class I consists of Brian Kabot, Mitchel B. Kugler, and Kimberly A. Reed, whose terms will expire at the Company’s 2025 annual meeting of stockholders;
•	Class II consists of Chris Hadfield and John C. Rood, whose terms will expire at the Company’s 2026 annual meeting of stockholders; and
•	Class III consists of Linda J. Reiners and Victorino G. Mercado, whose terms will expire at the Company’s 2027 annual meeting of stockholders.
At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. Directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of the Company’s voting stock.
Nominees for Election to a Three-Year Term Expiring at the 2025 Annual Meeting
Brian Kabot. Mr. Kabot has served as an independent director of the Momentus Board of Directors since August 2021 and as the chair of the Compensation Committee. Mr. Kabot has over 21 years of principal investing experience and has served as a Senior Advisor to Sterling Partners since mid-2021. Sterling Partners is a diversified investment management platform founded in 1983 and based in Chicago. Prior to joining Sterling, Mr. Kabot was the Chief Investment Officer of Stable Road Capital, a single-family office investment vehicle based in Los Angeles, California, since July 2017 and continues to work with them as a consultant. In July 2019, Mr. Kabot was named a Strategic Advisor to The Cannabis ETF (NYSE: THCX), a newly launched cannabis-oriented exchange-traded fund managed by Innovation Shares LLC. From December 2018 until December 2020, Mr. Kabot had been a director of the Treehouse Real Estate

Investment Trust, a private real estate investment trust, where he served as the Chairman of the Investment Committee. Mr. Kabot has also served on the board of directors of Old Pal, LLC, a private cannabis brand company, since June 2018, and on the board of directors of Grenco Science LLC, a private developer of portable vaporizers, since July 2019. From May 2016 to July 2017, Mr. Kabot was the Director of Research at Eschaton Opportunities Fund Management LP, a management company for two global value hedge funds. From January 2011 to April 2016, Mr. Kabot served as a partner and Deputy Portfolio Manager of Riverloft Capital Management L.P., a management company for an event-driven hedge fund. From March 2009 to December 2010, he served as a managing director at Gulf Coast Capital, a single-family office investment vehicle. From August 2006 to January 2009, Mr. Kabot ran the industrials, materials, and energy vertical for Sun Capital Partners’ cross cap structure/activist hedge fund. From February 2005 to July 2006, he served as a senior analyst at Reservoir Capital Group. Mr. Kabot also worked as an associate at Questor Management Company from May 2003 to February 2005, where he focused on acquiring distressed and bankrupt companies in the industrials, materials and energy sectors. From June 2000 to April 2003, Mr. Kabot served as an analyst in the merchant banking partners group at Donaldson, Lufkin & Jenrette. Mr. Kabot received a Bachelor of Science in Hotel and Restaurant Administration from Cornell University.
Mitchel B. Kugler. Mr. Kugler has served as an independent director of the Momentus Board of Directors since August 2021, as chair of the Disclosure Committee and as a member of the Audit Committee and the Compensation Committee. Since April 2020, Mr. Kugler has served as Managing Partner of Haystack Strategy Partners, a provider of growth strategies, market analytics and competitive assessments to the aerospace and defense, technology and financial sectors. From June 2009 to April 2020, Mr. Kugler served as Vice President of Corporate Strategy of Raytheon Company (NYSE: RTX), a major provider of defense capabilities and services across the entire A&D sector. Prior to this, Mr. Kugler led Advocacy Integration for The Boeing Company’s defense sector and served as Director of Strategic Initiatives for Boeing’s Missile Defense Systems business from January 2002 to June 2009. From 1992 to 2002, Mr. Kugler served in various senior staff positions in the United States Senate. Mr. Kugler holds a B.S. degree in Economics from the United States Military Academy at West Point and a M.A. degree in National Security Policy Studies from Georgetown University.
Kimberly A. Reed. Ms. Reed has served as an independent director of the Momentus Board of Directors since August 2021, and is a member of the Audit Committee and Nominating and Corporate Governance Committee. Ms. Reed also has served as an external director of Takeda Pharmaceutical Co Ltd (TSE: 4502; NYSE: TAK) Board of Directors since June 2022, an independent director of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (NYSE: HASI) Board of Directors since March 2023 and a Council on Competitiveness Distinguished Fellow since February 2021. From May 2019 to January 2021 — after being confirmed by the U.S. Senate on a strong bipartisan basis — Ms. Reed served as Chairman of the Board of Directors, President, and CEO of the Export-Import Bank of the United States, the nation’s official $135 billion export credit agency, where she worked to help companies succeed in the competitive global marketplace. She previously served as President of the International Food Information Council Foundation where she focused on agriculture, nutrition, and health issues; Senior Advisor to U.S. Treasury Secretaries Henry Paulson and John Snow; CEO of the Community Development Financial Institutions Fund; and Counsel to three committees of the U.S. Congress where she conducted oversight and investigations. Ms. Reed also currently serves on the American Swiss Foundation Board of Directors, Hudson Institute’s Alexander Hamilton Commission on Securing America’s National Security Innovation Base, Krach Institute for Tech Diplomacy at Purdue Advisory Council, and Indiana University School of Public Health-Bloomington Dean’s Alliance. She received the U.S. Department of Defense’s highest civilian award — the Medal for Distinguished Public Service — and is life member of the Council on Foreign Relations. She holds a J.D. from West Virginia University College of Law and a B.S. in biology and B.A. in government from West Virginia Wesleyan College, and is a National Association of Corporate Directors (NACD) Certified Director.
Directors Continuing in Office Until the 2026 Annual Meeting
Chris Hadfield. Mr. Hadfield has served as an independent director of the Momentus Board of Directors since August 2021 and as a member on the Compensation Committee, Nominating and Corporate Governance Committee, and Disclosure Committee. Mr. Hadfield currently serves as the Chief Executive Officer of Chris Hadfield Inc., a promotional and investment company, which he founded in July 2013. He is a retired astronaut, engineer and former pilot in the Royal Canadian Air Force, from which he retired as a colonel. He has served on three space flights, becoming the first Canadian to walk in space in 2001 and serving as Commander of the International Space Station in 2013. In his career as an astronaut, Mr. Hadfield has served in numerous senior roles related to advanced research and technology development and worked closely with Canadian, U.S., and Russian space agencies. Mr. Hadfield’s military career includes roles as a fighter pilot for the Canadian Armed Forces and the North American Aerospace Defense Command (NORAD), and a test pilot for the U.S. Air Force, U.S. Navy, and NASA. He received a B.S. degree in Mechanical Engineering from the Royal Military College in Kingston, Ontario, and an M.S. degree in Aviation Systems from the University of Tennessee.
John C. Rood. Mr. Rood has served as Momentus’ Chief Executive Officer (“CEO”) and Chair of its Board of Directors since August 2021. From May 2020 to August 2021, Mr. Rood served as Chief Executive Officer at John C. Rood and Associates LLC, where he assisted clients in creating strategies for growth, market analysis, capturing new business and managing customer relationships. From April 2020 until August 2021, Mr. Rood served as an associate at SMA, Inc., a consulting firm which advises clients on initiatives and strategies for growth, assists with business growth, and execution of programs. From July 2020 to August 2022, Mr. Rood served as Security Director on the Board of Directors of Radisson Hospitality Inc. and became Chair of the Board in September 2020 until August 2022. Mr. Rood has served on the Board of Directors of Hitachi Vantara Federal since August 2021. From January 2018 to February 2020, Mr. Rood served as the Undersecretary of Defense for Policy in the U.S. Department of Defense. In this role, he served as the principal advisor to the Secretary of Defense for defense policy and led the formulation and coordination of national security policy within the Department of Defense. From June 2014 to January 2018, Mr. Rood worked at Lockheed Martin, first from June 2014 to March 2016 as Vice President for Corporate Domestic Business Development and later from March 2016 to January 2018 as Senior Vice President for Lockheed Martin International. Prior to joining Lockheed Martin, Mr. Rood was Vice President for U.S. Business Development at the Raytheon Company from March 2009 to June 2014. From September 2007 to January 2009, he served as Acting Undersecretary for Arms Control and International Security, and from October 2006 to September 2007, he served as the Assistant Secretary for International Security and Nonproliferation in the U.S. Department of State. Mr. Rood holds a B.S. degree in Economics from Arizona State University.
Directors Continuing in Office Until the 2027 Annual Meeting
Linda J. Reiners. Ms. Reiners has served as an independent director of the Momentus Board of Directors since August 2021 and the chair of the Audit Committee. Ms. Reiners is the owner of Casablanca Teas, LLC, a company she founded in April 2016. From January 2014 to April 2016, Ms. Reiners led Corporate Strategic Ventures and served as Chief Operating Officer and a director for U.K. Seabed Resources, a wholly owned subsidiary of Lockheed Martin UK, in partnership with the U.K. Department for Business, Energy and Industrial Strategy. Prior to this, Ms. Reiners served in various executive positions at Lockheed Martin Space Systems for more than 20 years, including most recently as President of Space Commercial Ventures (July 2012 to January 2014), Vice President of Strategy and Business Development (January 2008 to July 2012), Vice President of Missile Defense (January 2004 to January 2008), and Vice President of Finance and Business Operations at the Space Systems Company (September 1999 to January 2004). Ms. Reiners holds a B.S. degree in Political Science from the University of Idaho and earned a M.S. degree as a Sloan Fellow from the Stanford Graduate School of Business.
Victorino G. Mercado. Mr. Mercado has served as an independent director of the Momentus Board of Directors since August 2021, as chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee and the Compensation Committee. In addition to serving as an independent director and Security Director for Momentus, Mr. Mercado is a Partner, and IBM Federal Consulting’s Leader for Navy and Marine Corps Strategic Growth and a Special Advisor to the Board of Directors of Ocean Power Technologies, Inc. He is also Chairman of the Board for the non-profit USS TELESFORO TRINIDAD (DDG-139) Commissioning Committee. Mr. Mercado served as Assistant Secretary of Defense for Strategy, Plans, and Capabilities from July 2019 to January 2021, after being confirmed by the U.S. Senate. In this role, he was a principal advisor to the Department on national security and defense strategies, and the plans and future capability investments required to implement the strategies. Prior to serving in the Department of Defense as a senior defense civilian, Mr. Mercado served 35 years in the U.S. Navy and retired as a two-star Admiral. He held a number of senior operational and staff positions, including Director of Maritime Operations of the U.S. Pacific Fleet, Director of the Assessments Division in the Office of the Chief of Naval Operations and Commander of Carrier Strike Group

Eight. One of Mr. Mercado’s shore tours was with the Navy’s engineering and acquisition community as the command, control, communications and intelligence warfare systems engineering manager for the AEGIS Program Manager. He brings a rich background in security from the tactical to the strategic level, and is also a National Association of Corporate Directors (NACD) Certified Director.

Corporate Governance
Director Composition
As illustrated by the director biographies on the previous pages, our Board is made up of a diverse group of leaders with substantial experience in their respective fields. We believe that diversity in our Board’s composition, skills, qualifications and experiences contributes to an effective and well-functioning board. As such, we believe that the Board possesses the necessary qualifications to provide effective oversight and insightful strategic guidance for the Company.
We regularly review our Board’s composition to identify the skills needed for our Company both in the near term and into the future. We highly value diversity in composition, experience and skills in evaluating and recommending new directors for our Board. Ongoing strategic Board succession planning assures that the Board continues to maintain an appropriate mix of objectivity, skills and experiences to provide fresh perspectives and effective oversight and guidance to management, while leveraging the institutional knowledge and historical perspective of more experienced directors.
Director Independence
Each of the directors on the Board, other than John C. Rood, qualifies as an independent director, as defined under Nasdaq listing rules, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the Audit Committee, as discussed below.
Hedging Prohibitions
Our Insider Trading Policy prohibits our directors, officers, employees or designated contractors from purchasing any financial instruments, including variable forward contracts, equity swaps, collars or exchange funds, or otherwise engaging in any transactions that hedge or offset any decrease in the market value of the Company’s securities.
Communications with the Board
Any matter intended for the Board, or for any individual member of the Board, should be directed to Momentus Inc., 3901 N. First Street, San Jose, California 95134, Attention: Corporate Secretary, with a request to forward the communication to the intended recipient. In general, any stockholder communication delivered to the Company for forwarding to Board members will be forwarded in accordance with the stockholder’s instructions. The Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.
Board Leadership Structure
The Board has determined that it should maintain the flexibility to select the Chair of the Board of the Company and adjust its Board leadership structure based on circumstances existing from time to time and based on criteria that are in the Company’s best interests and the best interests of our stockholders, including the composition, skills, diversity and experience of the Board and its members, specific challenges faced by the Company or the industry in which we operate and governance efficiency. The Board has adopted Corporate Governance Guidelines, which provides for the appointment of a lead independent director at any time when the Chairperson is not independent. As Mr. Rood, our Chief Executive Officer, is the Chairperson of the Board, the Board has appointed Linda J. Reiners as lead independent director.
Security Director
Under our National Security Agreement (the “NSA”), which terminated effective January 29, 2024, the Board included a director who is approved by the CFIUS Monitoring Agencies. When the NSA was in effect, this director, referred to as the “Security Director,” had a fiduciary duty, to the extent consistent with his or her fiduciary duties to the Company and its stockholders under Delaware law, to the U.S. government. The Security Director served as the primary liaison between the Board of Directors and the CFIUS Monitoring

Agencies and had authority to oversee compliance with the NSA. To the extent that the Security Director believed that a conflict of interest was reasonably likely to exist between her or his fiduciary duties under Delaware law to the Company and/or its stockholders and to the CFIUS Monitoring Agencies, the Security Director was required to promptly inform the CFIUS Monitoring Agencies of such conflict. The Security Director is the sole member of the Security Committee of the Board of Directors.
In addition to the responsibilities above, the Security Director had the following responsibilities under the NSA:
•
Provide timely responses to inquiries from the CFIUS Monitoring Agencies and maintain availability, upon reasonable notice from the CFIUS Monitoring Agencies, for discussions with the CFIUS Monitoring Agencies on matters related to the Company’s governance and compliance with the NSA;

•
Consult with the CFIUS Monitoring Agencies on nominations to the Board and exercise this authority in the Security Director’s sole discretion, subject to such consultation with the CFIUS Monitoring Agencies; and

•
Serve as the primary liaison between the board and the CFIUS Monitoring Agencies and provide timely responses to inquiries from the CFIUS Monitoring Agencies and maintain availability, upon reasonable notice from the CFIUS Monitoring Agencies, for discussions with the CFIUS Monitoring Agencies on matters relating to the Company’s governance and compliance with the NSA.

Our Second Amended and Restated Certificate of Incorporation, as amended, provides that the Security Director may only be removed for cause and with the approval of the CFIUS Monitoring Agencies and at least two-thirds of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors voting as a single class.
After the termination of the NSA, our Security Director continued service as a director of the Company.
Board Role in Risk Oversight
One of the key functions of the Board is informed oversight of the Company’s risk management process. This oversight function is administered directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Company’s Audit Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements. The Nominating and Corporate Governance Committee monitors the effectiveness of Company’s Governance Guidelines.
Committees of the Board of Directors
The Company has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors. Each committee operates under a charter approved by the Board. Copies of each charter are posted on the Investor Relations section of our website at https://momentus.space. In addition to these committees, the Board has a Security Committee and a Disclosure Committee as described below.
Audit Committee
The members of the Audit Committee are Linda J. Reiners, Kimberly A. Reed and Mitchel B. Kugler. Ms. Reiners is the Chair of the Audit Committee. Each member meets the requirements for independence and financial literacy under the current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3. Ms. Reiners qualifies as an “audit committee financial expert” within the meaning of Item 407(d)

of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of the Audit Committee and the Board. The Audit Committee met six times during 2024.
The Audit Committee is responsible for, among other things:
•	appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;
•	reviewing the adequacy of the Company’s system of internal controls and the disclosure regarding such system of internal controls contained in the Company’s periodic filings;
•	pre-approving all audit and permitted non-audit services and related engagement fees and terms for services provided by the Company’s independent auditors;
•	reviewing with the Company’s independent auditors their independence from management;
•	reviewing, recommending and discussing various aspects of the financial statements and reporting of the financial statements with management and the Company’s independent auditors;
•	overseeing controls governing the Company’s and its management’s public statements regarding the Company, including but not limited to the creation of a disclosure committee; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Compensation Committee
The members of the Compensation Committee are Brian Kabot, Chris Hadfield, and Mitchel B. Kugler. Mr. Kabot is the Chair of the Compensation Committee. Each member meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.
The Compensation Committee is responsible for, among other things:
•
setting the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviewing and approving the compensation, and establishing the goals and objectives, of the other executive officers of the Company;

•	reviewing on a periodic basis and making recommendations regarding non-employee director compensation to the Board;
•	administering the Company’s cash and equity-based incentive plans that are stockholder-approved and/or where participants include the Company’s executive officers and directors; and
•	providing oversight of and recommending improvements to the Company’s overall compensation and incentive plans and benefit programs.
The Compensation Committee’s charter provides that it may delegate authority to one or more subcommittees or one or more officers of the Company. If the Compensation Committee delegates authority to an officer of the Company, such officer will not be delegated any authority that relates to the amount or form of compensation of “officers” as defined in Section 16 of the Exchange Act, which includes the authority related to the administration of compensation and incentive plans and benefit programs.
The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser to assist in the evaluation of CEO or executive officer compensation at the Company’s expense, and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
During the fiscal year ended 2024, the Compensation Committee directly engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) as a compensation consultant to provide advice and recommendations on the amount and form of executive and non-employee director compensation. F.W. Cook did not provide additional services to the Company in excess of $120,000.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Victorino G. Mercado, Chris Hadfield, and Kimberly A. Reed. Mr. Mercado is the Chair of the Nominating and Corporate Governance Committee. Each member meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations.
The Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying, evaluating and making recommendations to the Board regarding nominees for election to the Board of Directors and its committees;
•	considering and evaluating stockholder nominees for election to the Board of Directors;
•	developing and making recommendations to the Board regarding corporate governance and environmental, social and governance guidelines and matters;
•	overseeing the Board’s corporate governance practices;
•
determining the desired qualifications, expertise and characteristics for potential directors, with the goal of developing an experienced and highly qualified Board with a diverse background and skillset;

•	overseeing the evaluation and the performance of the Board and each of its committees; and
•	contributing to succession planning.
As set out in its charter, the Nominating and Corporate Governance Committee is responsible for the consideration of stockholder-proposed director nominees for election to the Board. The Company’s Amended and Restated Bylaws, as amended, specifically provides the procedures to be followed by stockholders submitting such recommendations. For more information regarding the process and procedures stockholders are required to follow in submitting director nominees, see “Stockholder Proposals and Director Nominations other than Pursuant to Rule 14a-8” on page 54.
Security Committee
The Board has a Security Committee comprised of the Security Director. The Security Committee is responsible for overseeing and monitoring Momentus’ operations to ensure that the protective measures contained in the recently terminated NSA are effectively maintained and implemented; and overseeing the development and implementation of policies and procedures to safeguard protected technical information, protected systems and protected facilities in accordance with export control regulations. For more information about the Security Committee, see above under “Corporate Governance – Security Director” on page 12.
Disclosure Committee
The members of the Disclosure Committee are Mitchel B. Kugler, Chris Hadfield, and John C. Rood. Mr. Kugler is the Chair of the Disclosure Committee.
The Disclosure Committee is overseen by the Audit Committee and is responsible for, among other things:
•	coordinating and overseeing the formulation, documentation and evaluation of the Company’s disclosure controls and procedures;
•
periodically reviewing and assessing the adequacy of the Company’s disclosure policy and guidelines, including without limitation the Company’s policies regarding public disclosure of material nonpublic information; and

•	reviewing drafts of certain of the Company’s disclosure documents.

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is or has been at any time one of Momentus’ officers or employees. None of Momentus’ executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of any entity that has one or more executive officers serving as a member of Momentus’ Board or Compensation Committee.
Board Meetings
The Board held 26 meetings in the 2024 fiscal year and all directors attended at least 75% of the Board meetings. Under the Company’s Corporate Governance Guidelines, it is Company policy that directors are invited and encouraged to attend the annual meeting of stockholders of the Company, either in person or by teleconference or video conference. All directors serving at the time of our 2024 Annual Meeting of Stockholders attended the annual meeting on June 28, 2024.
Selection of Directors
The Board is divided into three classes, resulting in approximately one-third of the members of the Board standing for election to three-year terms by the Company’s stockholders each year at the Company’s annual meeting of stockholders. Each year, at the annual meeting of stockholders, the Board, based on the Nominating and Corporate Governance Committee’s recommendations, will nominate and recommend a slate of directors for election by the stockholders of the Company. In accordance with the Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, of the Company, the Board will also be responsible for filling vacancies or newly-created directorships on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to serve as members of the Board, in accordance with its charter, the Certificate of Incorporation and Bylaws of the Company and the Corporate Governance Guidelines.
Invitations to a potential director to join the Board should be extended by the chairperson of the Board on behalf of the Board. Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing the Corporate Secretary of the Company in a timely manner in accordance with the Bylaws of the Company and providing the information or other materials required by the Bylaws with respect to proposed nominees. Following the verification of the stockholder status of the person submitting the nominee recommendation, all properly submitted recommendations shall be brought to the attention of the Nominating and Corporate Governance Committee at a regularly scheduled meeting.
Director Qualifications
The Nominating and Corporate Governance Committee works with the Board to determine periodically, as appropriate, the desired qualifications, expertise and characteristics for potential directors, with the goal of developing an experienced and highly qualified Board, with a diverse background and skillset, that contribute to the total mix of viewpoints and experience represented on the Board.
The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending for nomination directors that will best serve the interests of the Company and its stockholders. Among the criteria the Nominating and Corporate Governance Committee and the Board may consider are experience and diversity; and with respect to diversity, the Board may consider such factors as gender, race, ethnicity, differences in professional background, experience in the aerospace industry, experience at policy-making levels in business, finance and technology and other areas, education, skill, and other individual qualities and attributes. The Nominating and Corporate Governance Committee and the Board endorse the value of seeking qualified directors from backgrounds otherwise relevant to the Company’s mission, strategy and business operations and perceived needs of the Board at a given time.
Existing directors and candidates for director nomination are evaluated in the context of the current composition of the Board and its committees, the Company’s operating requirements and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee and Board consider character, integrity, judgment, diversity, professional achievements, skills and areas of expertise, and other factors that they deem appropriate to maintain a balance of knowledge, experience and capability on the Board.
Code of Business Conduct
The Board has adopted a Code of Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct is available in the Corporate Governance section of the Investor Relations page on our website at www.momentus.space. In addition, we have posted on the Corporate Governance section of our website all disclosures that are required by law or Nasdaq listing standards, including any amendments to, or waivers from, any provision of the Code of Business Conduct.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of April 18, 2025:

Name	Age	Position
John C. Rood*	56	Chairperson, President and CEO
Rob Schwarz	56	Chief Technology Officer
Lon Ensler	66	Interim Chief Financial Officer
Jon Layman	59	Chief Legal Officer

*	Mr. Rood is also a director of the Company and his biographical information appears on page 10.
Executive Officers
Rob Schwarz. Mr. Schwarz is the Chief Technology Officer (“CTO”) at Momentus and is responsible for the vision and technical direction of the full line of Momentus products. Mr. Schwarz has a background in spacecraft systems engineering and management, product management, and innovation. Prior to joining Momentus, Mr. Schwarz spent 20 years at Space Systems Loral (now part of Maxar) and Orbital Sciences (now part of Northrop Grumman) working on various commercial and government space projects. Mr. Schwarz was Executive Director of Systems Engineering at SSL from 2010-2015 and then moved to Product Management before becoming CTO of the Maxar Space Division in 2018. He joined Momentus in early 2020 as CTO. Mr. Schwarz holds a B.S. degree in Mechanical & Aerospace Engineering from Rutgers University (‘95) and a M.S. degree in Aeronautics and Astronautics from MIT (‘97).
Lon Ensler. Mr. Ensler has served as the Interim Chief Financial Officer of Momentus since March 2024. Mr. Ensler has more than 30 years of experience as a financial executive. Since February 2019, he served as the Chief Financial Officer of Ziteo Medical, Inc., a provider of next generation molecular imaging medical devices. Prior to that, Mr. Ensler provided advisory, consulting and interim CFO services for a number of companies through his consulting firm Ensler Consulting from June 2015 through February 2019. Prior to that, Mr. Ensler served as the Chief Financial Officer of Xradia, Inc., a provider of high-tech capital equipment, from 2008 until 2015.
Jon Layman. Mr. Layman has served as the Chief Legal Officer of Momentus since February 2025. Prior to joining Momentus, Mr. Layman served as the Chief Legal Officer and Head of Operations for The ON Platform Inc. from February 2024 through July 2024 and as the General Partner, Operating Partner, and General Counsel of Prime Movers Lab LLC from January 2021 through August 2022. He has also served as the Principal Member of Layman Strategic Advisory since September 2022. Mr. Layman also previously served as a Partner at Hogan Lovells US LLP and Wilson Sonsini Goodrich & Rosati, PC. Mr. Layman received his B.A. in Political Science from the University of Michigan and his J.D. from New York University School of Law.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation (including final approval of audit and other fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has appointed Frank, Rimerman + Co. LLP (“Frank, Rimerman”) as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2025, including the audit of our internal control over financial reporting. Representatives of Frank, Rimerman are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.
The Audit Committee annually reviews Frank, Rimerman’s independence and performance in deciding whether to retain Frank, Rimerman or engage an alternative independent auditor. As part of this review, the Audit Committee, among other factors, considers the following:
•	Frank, Rimerman’s historical and recent performance, including input from Audit Committee members, other independent directors and our management.
•	Frank, Rimerman’s expertise and qualifications in serving as independent auditor for our different business operations.
•	A review of Frank, Rimerman’s known legal risks and any significant legal or regulatory proceedings in which it is involved.
•	Other information on audit quality and performance including recent Public Company Accounting Oversight Board (the “PCAOB”) reports on Frank, Rimerman and its peer firms.
•
Frank, Rimerman’s tenure as our independent auditor, periodic rotation of the lead partner and engagement quality review partner, and the benefits of continuity of members of the engagement team. Continuity provides institutional knowledge and experience in performing the audit of the Company.

•	Frank, Rimerman’s conclusion that they are independent with respect to serving as our independent auditor.
In addition to Frank, Rimerman’s conclusion that they are independent, the Audit Committee believes that Frank, Rimerman is independent and that there are controls and processes that help ensure such independence including the following: (a) Audit Committee oversight of Frank, Rimerman includes at least four private meetings each year and an additional four private meetings with the Audit Committee Chair prior to each quarterly Audit Committee meeting; (b) Audit Committee interaction with, and review of, the industry and other qualifications of the lead partner and of the concurring partner including periodic rotation of such partners; (c) oversight of non-audit services that require preapproval by the Audit Committee precludes certain non-audit services and determines that Frank, Rimerman is an appropriate service provider; (d) discussions with Frank, Rimerman regarding their internal system of quality control including the firm’s internal quality reviews and procedures for maintaining independence with regard to audit clients; and (e) the overall regulatory framework and regulations and requirements of the PCAOB and the SEC that Frank, Rimerman is subject to as an independent registered public accounting firm.
We are asking you to ratify the selection of Frank, Rimerman as our independent registered public accounting firm for the 2025 fiscal year. Although ratification is not required by our Amended and Restated Bylaws, as amended, or otherwise, the Board is submitting the selection of Frank, Rimerman to our stockholders for ratification because we value your views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Audit Committee Report
The Audit Committee annually reviews the performance of its duties under its charter. The charter complies with all current regulatory requirements, including requirements pertaining to the Nasdaq listing standards definitions, provisions and applicable exceptions concerning the independence of audit committee members.
In 2024, the Audit Committee held seven meetings. The Audit Committee’s meeting agendas are established by the Audit Committee Chair, Linda J. Reiners. The Audit Committee met with the senior members of the Company’s financial management team prior to each meeting.
As previously reported on the Company’s Current Report on Form 8-K, dated July 25, 2023, on July 19, 2023, the Company was informed by Armanino LLP (“Armanino”), the Company’s then independent registered public accounting firm, that Armanino would resign as the Company’s independent registered public accounting firm effective as of the filing of the Company’s quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2023 (the “Q3 Form 10-Q”). Armanino advised the Company that its decision to resign was due to Armanino’s transition away from providing financial statement audit services to public companies. In light of Armanino’s determination, the Audit Committee initiated a process to select a new accounting firm to serve as the Company’s independent registered public accountant commencing with the audit of the Company’s financial statements for the fiscal year ended December 31, 2023. The Company filed the Q3 Form 10-Q on November 14, 2023, at which time Armanino’s resignation became effective.
On December 2, 2023, the Audit Committee appointed Frank, Rimerman to serve as the principal accountant to audit the Company’s financial statements.
Armanino audited the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021. The reports of Armanino on the financial statements of the Company for the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended December 31, 2022 and 2021, and through the interim period ended March 31, 2023, there were no disagreements between the Company and Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Armanino, would have caused Armanino to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Company’s fiscal years ended December 31, 2022 and 2021, and the interim period ended March 31, 2023, Armanino did not advise the Company of any “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K with respect to the Company.
During the fiscal years ended December 31, 2021 and 2022, and the subsequent interim period through September 30, 2023, the Company has not consulted with Frank, Rimerman regarding either: (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).
The Audit Committee appointed Frank, Rimerman as the Company’s independent registered public accounting firm for the year ended December 31, 2024, and reviewed with the Company’s financial managers, the independent registered public accounting firm, and the Company’s internal auditor, overall audit scopes and plans, the results of internal and external controls and the quality of the Company’s financial reporting.
The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. As the Company’s independent registered public accounting firm, Frank, Rimerman is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2024. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence from the Company and its management, and the Audit Committee has discussed with the independent registered public accounting firm such independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.
Based on the Audit Committee’s reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the SEC.
The Audit Committee is comprised of the following members: Linda J. Reiners, Kimberly A. Reed, and Mitchel B. Kugler.
Independent Auditor’s Fees
The following table presents fees for professional services rendered by Armanino, our former independent registered public accounting firm, for fiscal year ended December 31, 2023, and by Frank, Rimerman, our independent registered public accounting firm, for fiscal years ended December 31, 2024 and 2023.
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of independent auditors. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by independent auditors as provided under the Audit Committee charter. All audit, audit-related and tax services during the years ended December 31, 2024 and 2023 were pre-approved by the Audit Committee.

	Frank, Rimerman 2024	Frank, Rimerman 2023	Armanino 2023
Audit Fees	$465,150	$398,500	$358,405
Audit-Related Fees	$135,450	$—	$—
Aggregate Non-Audit Fees:
Tax Fees	$—	$—	$119,404
All Other Fees	$—	$—	$266,174
Total Aggregate Non-Audit Fees	$—	$—	$385,578
Total Fees	$600,600	$398,500	$743,994

Audit fees consist of fees billed for professional services rendered for the audit of the Company’s year-end financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include fees relating to the filings of the Company’s Registration Statements on Form S-1 and the issuance of comfort letters.
Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance.
All other fees would include fees for products and services other than the services reported above.
Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to ratify the selection of Frank, Rimerman as our independent registered public accounting firm for the 2025 fiscal year.

Abstentions will have no effect on the outcome of the vote because an abstention does not count as a vote cast. Proposal 2 for the ratification of the selection of Frank, Rimerman as our independent registered public accounting firm is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.
Recommendation
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of Frank, Rimerman + Co. LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

Proposal 3 – Warrant Repricing Proposal
General
Momentus is asking stockholders to approve, in accordance with Nasdaq Listing Rule 5635(d), the repricing of certain existing warrants of the Company (the “Warrant Repricing Proposal”). As previously disclosed, on February 11, 2025, we closed a transaction with an institutional investor as the purchaser (the “Investor”) in which we sold, and the Investor purchased, in a “best efforts” public offering (i) an aggregate of 300,000 shares of the Company’s Class A common stock, at a purchase price of $3.92499 per share of Class A common stock and one February 2025 Warrant (as defined below), (ii) in lieu of Class A common stock, at the election of the Investor, pre-funded warrants to purchase 973,886 shares of Class A common stock, at a purchase price of $3.925 per pre-funded warrant, and (iii) warrants to purchase 1,273,886 shares of Class A common stock (the “February 2025 Warrants”), pursuant to the terms of a Securities Purchase Agreement (the “Securities Purchase Agreement”) that we entered into with the Investor.
Additionally, the Securities Purchase Agreement provides for a warrant repricing transaction (the “Warrant Repricing Transaction”) with respect to warrants to purchase up to 2,228,572 shares of the Company’s Class A common stock initially issued by the Company to the Investor on each of September 17, 2024 (the “Class A September 2024 Warrant” and the “Class B September 2024 Warrant”), October 24, 2024 (the “October 2024 Warrant”), and December 18, 2024 (the ‘December 2024 Warrant”, and, collectively with the Class A September 2024 Warrant, the Class B September 2024 Warrant, and the October 2024 Warrant, the “Warrants”). The Securities Purchase Agreement requires the Company, among its other obligations, to hold a meeting of stockholders by May 11, 2025 to request stockholder approval of the Warrant Repricing Transaction (the “Stockholder Approval”) for a reduction of the exercise price per share of the Class A common stock under each Warrant to $3.80, subject to adjustment and an extension of the termination date of the Warrants to February 11, 2030.
If the Stockholder Approval is not obtained at the Annual Meeting, then the Company will be required to call another meeting of stockholders every sixty (60) days thereafter to seek the Stockholder Approval until the earlier of the date Stockholder Approval is achieved and August 10, 2025, which is the date that is six (6) months after the Warrant Repricing Transaction. If Stockholder Approval is not obtained by August 10, 2025, then automatically and without any approval of stockholders (i) the exercise price of the Warrants will be reduced (if and only if such new exercise price on the repricing date is lower than the exercise price of the Warrants then in effect) to be the Minimum Price (as defined below) of the Class A common stock on August 10, 2025, and (ii) the termination date of the Warrants shall automatically revert to the termination date as set forth in the originally issued Warrants.
The Warrants and the February 2025 Warrants all provide that the Investor will not have the right to exercise any portion of such warrants if the exercise would cause (i) the aggregate number of shares of our Class A common stock beneficially owned by the Investor (together with its affiliates) to exceed 4.99% (or, at the election of the Investor, 9.99%) of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 4.99% (or, at the election of the Investor, 9.99%) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.
The Company previously solicited stockholder approval in connection with a similar warrant repricing transaction with respect to warrants to purchase up to 263,358 shares of the Company’s Class A common stock initially issued by the Company to the Investor on January 17, 2024 (the “January 2024 Warrants”). The Company called to order an annual meeting of stockholders on June 28, 2024 (the “2024 Annual Meeting”) to hold a vote on the repricing transaction of the January 2024 Warrants, and the proposal to reprice the January 2024 Warrants passed, resulting in (i) the exercise price of the January 2024 Warrants was reduced from $13.44 per share to $10.36 per share, and (ii) the termination date of the January 2024 Warrants was extended to March 7, 2029.
The Company also previously solicited stockholder approval in connection with a similar warrant repricing transaction with respect to warrants to purchase up to 414,896 shares of the Company’s Class A common stock initially issued by the Company to the Investor on November 9, 2023 (the “November 2023 Warrants”). The Company called to order a special meeting of stockholders on March 15, 2024 (the “March Special Meeting”) to hold a vote on the repricing transaction of the November 2023 Warrants, however there were not present or represented by proxy a sufficient number of shares of the Company’s common stock in order to constitute a quorum at the March Special Meeting. Due to lack of quorum, the Company later cancelled the adjourned March Special Meeting and therefore, automatically and without any approval of stockholders, (i) the exercise price of the November 2023 Warrants was reduced to be the Minimum Price (as defined below) of the Class A common stock on May 9, 2024, and (ii) the termination date of the November 2023 Warrants was extended to May 9, 2029.
Nasdaq Stockholder Approval Requirement
Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five (5) trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price” as provided in Nasdaq Listing Rule 5635(d)).
Vote Required
Assuming a quorum is present, the affirmative vote of a majority of the total votes cast on this proposal is required for approval of this Warrant Repricing Proposal. For purposes of the approval of this Warrant Repricing Proposal, abstentions and broker non-votes will have no effect on the result of the vote.
Recommendation
The Board recommends that you vote FOR the Warrant Repricing Proposal.

Proposal 4 – Inducement Warrant Proposal
General
Momentus is asking stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of up to 2,142,858 shares of Class A common stock upon the exercise of the Inducement Warrants issued by the Company pursuant to the Inducement Agreement (such shares of Class A common stock issuable upon exercise thereof, the “Inducement Warrant Shares”). The key terms of the Inducement Agreement and the Inducement Warrants relating to this Inducement Warrant Proposal are as summarized below and as described in the Current Report on Form 8-K filed by the Company with the SEC on March 21, 2025 (the “Form 8-K”).
The information set forth in this proposal is further qualified in its entirety by reference to the full text of the forms of the Inducement Warrant and Warrant Inducement Agreement, each attached as Exhibits 4.1 and 10.1, respectively to the Form 8-K. Stockholders are urged to carefully read these documents.
Description of the Inducement Agreement and Inducement Warrants
On March 20, 2025, we entered into the Inducement Agreement with an existing holder (the “Warrant Investor”) of certain existing warrants (the “Existing Warrants”) to purchase shares of Class A common stock that we previously issued pursuant to a Registration Statement on Form S-1 (File No. 333-282724), as amended, which was declared effective by the SEC on November 5, 2024 by the Company. Pursuant to the Inducement Agreement, the Warrant Investor agreed to, among other things, exercise for cash all of the Existing Warrants to purchase an aggregate of 1,071,429 shares of Class A common stock, at an exercise price of $1.93 per share. In consideration for exercising the Existing Warrants, we agreed to issue to the Warrant Investor the Inducement Warrants to purchase up to 2,142,858 shares of Class A common stock (the “Inducement Warrant Shares”).
Under the Inducement Warrants, we are obligated to seek stockholder approval for the exercise of the Inducement Warrants at either an annual or special meeting of stockholders to be held on or prior to May 19, 2025.
The Inducement Warrants, which were issued in conjunction with the entrance into the Inducement Agreement, will become exercisable upon the date we receive approval of our stockholders (the “Stockholder Approval Date”) in accordance with the applicable rules and regulations of Nasdaq, and may be exercised following such date through the five (5) year anniversary of the Stockholder Approval Date, at an exercise price of $2.00 per share of Class A common stock (the “Exercise Price”).
Upon obtaining stockholder approval, the Inducement Warrants will become immediately exercisable. The Exercise Price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock. Subject to limited exceptions, the holder of the Inducement Warrants will not have the right to exercise any portion of its Inducement Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own a number of shares of Class A common stock in excess of 4.99% of the shares of Class A common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Class A common stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.
In addition, the Company is obligated to file a registration statement on Form S-1 no later than thirty (30) calendar days following the date of the Inducement Agreement providing for the resale of the Inducement Warrant Shares and to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable. The Company also agreed, subject to certain exceptions, not to issue any shares of Class A common stock or common stock equivalents until thirty (30) days following the date of the Inducement Agreement or enter into or effect Variable Rate Transaction (as defined in the Inducement Agreement) until six (6) months following the date of the Inducement Agreement.
The Inducement Warrants, and the Inducement Warrant Shares underlying the Inducement Warrants, were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(a)(2) thereof.

Why We Need Stockholder Approval
Our Board of Directors has determined that the Inducement Warrants, and the Company’s ability to issue Class A common stock upon exercise of the Inducement Warrants, are in the best interests of the Company and its stockholders because the exercise of the Existing Warrants in connection with the sale of the Inducement Warrants provided the Company with significant capital. Accordingly, we are seeking stockholder approval of this proposal in order to comply with the terms of the Inducement Agreement and Nasdaq Rule 5635(d), to the extent applicable.
Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five (5) trading days immediately preceding the signing of the binding agreement for the issuance of such securities.
Accordingly, to satisfy Nasdaq Listing Rule 5635(d), we are seeking stockholder approval for the potential issuance of the 2,142,858 Inducement Warrant Shares. Further, under the Inducement Warrants, we are obligated to seek stockholder approval for the exercise of the Inducement Warrants at either an annual or special meeting of stockholders to be held on or prior to May 19, 2025.
Potential Effects of Approval of this Proposal
If approved, this proposal would allow the holder of the Inducement Warrants to acquire up to 2,142,858 Inducement Warrant Shares, subject to applicable beneficial ownership limitations. The number of Inducement Warrant Shares issuable under the Inducement Warrants is subject to adjustment in proportion to a stock split or reverse stock split. Once issued, each Inducement Warrant Share would have the same rights and privileges as each currently outstanding share of Class A common stock. The issuance of the Inducement Warrants or the Inducement Warrant Shares will not affect the rights of the holders of outstanding shares of Class A common stock, but any issuance of the Inducement Warrant Shares will have a dilutive effect on holders of our Class A common stock or securities convertible into Class A common stock, including the voting power, liquidation value, book value and economic rights of existing stockholders, and may result in a decline in the Company’s stock price or greater price volatility. In addition, upon issuance of the Inducement Warrant Shares, there would be a greater number of shares of our Class A common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our Class A common stock.
If this proposal is approved and the Inducement Warrants are exercised for cash, we will receive proceeds of up to an additional approximately $4.3 million, before giving effect to any beneficial ownership limitations contained in the Inducement Warrants, which may have the effect of limiting the Inducement Warrants holder’s ability to exercise the Inducement Warrants in full, or at all. Any proceeds that we may receive upon exercise(s) of the Inducement Warrants would allow us to continue to execute upon our current business plan.
Potential Effects of Non-Approval of this Proposal
We are not seeking the approval of our stockholders to authorize the Company’s entry into the transactions described above, as the Company has already done so and such documents are already binding obligations of the Company. The failure of stockholders to approve this proposal will not negate the existing terms of the transactions or the relevant documents, which will remain binding on the Company.
If the Company does not obtain stockholder approval at the Annual Meeting, the Company is required pursuant to the terms of the Inducement Warrants to hold a subsequent annual or special meeting every three (3) months thereafter to seek stockholder approval until the date stockholder approval is obtained. If the stockholders do not approve this proposal at the Annual Meeting, the Company will not be able to issue shares of Class A common stock to the Warrant Investor upon the receipt of a notice of exercise of the Inducement Warrants, thereby requiring the Company to hold another meeting seeking stockholder approval at further expense to the Company. The Company’s ability to successfully implement its business plans and continue as a going concern is dependent on its ability to maximize capital raising opportunities, including exercises of its outstanding warrants, like the Inducement Warrants. Accordingly, if stockholder approval of this proposal is not obtained, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses.
Vote Required
Assuming a quorum is present, the affirmative vote of a majority of the total votes cast on this proposal is required for approval of this Inducement Warrant Proposal. For purposes of the approval of this Inducement Warrant Proposal, abstentions and broker non-votes will have no effect on the result of the vote.
Recommendation
The Board recommends that you vote FOR the Inducement Warrant Proposal.

Proposal 5 – Convertible Notes and Warrants Proposal
General
Momentus is asking stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance of shares of our Class A common stock to the holders of the Convertible Notes and Warrants in excess of 19.99% of our outstanding shares of Class A common stock pursuant to the Nasdaq Listing Rules.
Background
On July 12, 2024, the Company and Space Infrastructures Ventures, LLC (“SIV”), entered into a secured convertible promissory note (the “Initial Convertible Note”) pursuant to which the Company may borrow up to $2.3 million prior to September 1, 2024, consisting of (i) an initial loan in the principal amount of $500,000 which may be borrowed on or after July 17, 2024, and (ii) one or more subsequent loans totaling up to $1.8 million in aggregate principal amount which may be borrowed on or after August 7, 2024, with the $1.8 million subject to certain conditions including the availability of financing to SIV. Borrowings under the Initial Convertible Note bear interest at 15% per annum. Principal on the Initial Convertible Note is to be re-paid in four equal payments on a quarterly basis, commencing on December 1, 2024, and the Initial Convertible Note has a maturity date of September 1, 2025, at which time all accrued interest is due. As of September 30, 2024, all amounts available under the Initial Convertible Note have been borrowed by the Company.
Amounts borrowed under the Initial Convertible Note are secured by a lien on substantially all of the assets of the Company. In lieu of cash payments of accrued interest, SIV, in its sole discretion, may elect to receive shares of the Company’s Class A common stock at a conversion price of $7.41 per share (the “Conversion Price”). On the maturity date, subject to the satisfaction of applicable legal and regulatory conditions, all outstanding obligations under the Initial Convertible Note automatically convert into Class A common stock at the Conversion Price. The proceeds of the Initial Convertible Note are to be used solely for the following purposes: (a) to fund day-to-day working capital needs in the order course of business, consistent with Momentus practices prior to the execution of the Initial Convertible Note, (b) for general purposes in the ordinary course of business, consistent with Momentus practices prior to the execution of the Initial Convertible Note, and (c) to repay secured indebtedness owed to certain directors and officers of the Company.
On October 24, 2024, the Company and SIV entered into a secured convertible promissory note (the “Subsequent Convertible Note”, and, together with the Initial Convertible Note, the “Convertible Notes”) pursuant to which the Company may borrow up to $3.0 million in two tranches, consisting of (i) an initial loan in the principal amount of $2 million, and (ii) up to an additional $1 million in principal amount which may be borrowed from December 22, 2024 through February 14, 2025. Borrowings under the Subsequent Convertible Note bear interest at 15% per annum. The Subsequent Convertible Note has a maturity date of October 24, 2025, at which time all principal and accrued interest is due. Amounts borrowed under the Subsequent Convertible Note are secured by a lien on substantially all of the assets of the Company.
At any time after the date that is six (6) months after the original issuance date of the Subsequent Convertible Note, SIV may convert some or all of the outstanding obligations under the Subsequent Convertible Note into shares of Class A common stock at a conversion price of $7.41 per share. The conversion price and the number of shares of Class A common stock issuable upon conversion of the Subsequent Convertible Note is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock.
In addition to the Subsequent Convertible Note, the Company agreed to issue to SIV warrants to purchase up to 463,223 shares of Class A common stock with an exercise price of $7.41 per share (the “SIV Warrants”), of which warrants to purchase 269,950 shares of Class A common stock were issued on November 14, 2024 following the funding of the first tranche under the Subsequent Convertible Note. The exercise price and the number of shares of Class A common stock issuable upon exercise of the SIV Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock. SIV may not exercise the SIV Warrants prior to April 24, 2025, and the SIV Warrants will expire April 24, 2030.
Additionally, on November 30, 2024, the Company entered into amendments to the Convertible Notes. The amendments to the Subsequent Convertible Note accelerated the borrowing date for the second tranche of $1 million in principal amount to December 2, 2024, which borrowing date had previously been no earlier than December 22, 2024. Accordingly, the Company has now borrowed the full $3 million in principal amount under the Subsequent Convertible Note.
The amendments also permitted SIV to reserve out of the proceeds of the second tranche under the Subsequent Convertible Note of approximately $670 thousand, representing the amount of principal and interest due from the Company to SIV on December 1, 2024, under the Initial Convertible Note.
The amendments to the Convertible Notes also provide SIV the option to convert all amounts outstanding under either Convertible Note into shares of the Company’s Class A common stock at any time. Previously, the Initial Convertible Note only permitted conversion of interest when and as due, while the Subsequent Convertible Note only permitted conversion of outstanding amounts when and as due. The conversion price of amounts outstanding under the Initial Convertible Note and Subsequent Convertible Note remained unchanged from their respective original conversion prices described above.
In connection with the borrowing of the second tranche under the Subsequent Convertible Note, the Company issued to SIV warrants to purchase 193,273 shares of Class A common stock with an exercise price of $7.41 per share, as originally required by the Subsequent Convertible Note.
The Company also agreed to register the resale by SIV of all of the shares of Class A common stock issuable upon conversion of the Convertible Notes and the warrants issued to SIV. The Company registered the shares of Class A common stock issuable upon conversion of the Convertible Notes and the warrants issued to SIV pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-283727), filed with the Commission under the Securities Act that was declared effective on January 2, 2025.
Neither the Subsequent Convertible Note nor the SIV Warrants can be converted or exercised if it would cause the aggregate number of shares of Class A common stock beneficially owned by SIV (together with its affiliates) to exceed 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the conversion or exercise, as applicable. By written notice to the Company, SIV may decrease or increase the ownership limitation to any other percentage, with agreement of the Company in the case of any decrease below 4.99% or increase above 9.99%, provided, that any such increase will not be effective until the 61st day after such notice is delivered to the Company.
The proceeds of the Subsequent Convertible Note are to be used solely to fund day-to-day working capital needs in the ordinary course of business, consistent with past practices, and for general purposes in the ordinary course of business, consistent with past practices. The Subsequent Convertible Note requires SIV’s consent to take certain actions, such as purchasing assets outside the ordinary course of business, extending financing, making capital expenditures in excess of $100,000, repaying debts outside the ordinary course of business or investing in any entity or enterprise.
Nasdaq Stockholder Approval Requirement
Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five (5) trading days immediately preceding the signing of the binding agreement for the issuance of such securities.
Consequences of Not Approving this Proposal
If our stockholders do not approve this proposal, we will not be able to issue 20% or more of our outstanding shares of Class A common stock to the holder of the Convertible Notes upon their conversion and the SIV Warrants upon their exercise. As a result, we may be unable to make some of the interest payments due to the holder of the Convertible Notes in shares of our Class A common stock or issue sufficient shares upon conversion of the Convertible Notes or exercise of the SIV Warrants, which will, in lieu of those shares, require that we pay substantial cash amounts to the holders of the Convertible Notes and SIV Warrants.
Vote Required
Assuming a quorum is present, the affirmative vote of a majority of the total votes cast on this proposal is required for approval of this Convertible Notes and Warrants Proposal. For purposes of the approval of this Convertible Notes and Warrants Proposal, abstentions and broker non-votes will have no effect on the result of the vote.
Recommendation
The Board recommends that you vote FOR the Convertible Notes and Warrants Proposal.

Proposal 6 – Conversion Proposal
General
Momentus is asking stockholders to approve, for purposes of Nasdaq Stock Market Rule 5635, the issuance of 7,211,535 shares of Class A common stock, which includes 477,455 shares of Class A common stock issued in connection with the Master Services Agreement (as defined below) and 6,734,080 shares of Class A common stock issuable upon the conversion of the Preferred Stock (as defined below) issued in connection with the Master Services Agreement (as defined below).
Pursuant to the Master Services Agreement, the Company issued an aggregate of 477,455 shares of Class A common stock and 673,408 shares of Series A Convertible Preferred Stock, par value 0.00001 per share (the “Preferred Stock”) to Velo3D, Inc., a Delaware corporation (“VLD”). The Preferred Stock, subject to the terms set forth in the Certificate of Designations (as defined below) and approval by the Company’s stockholders of the Conversion Proposal, is convertible into an aggregate of 6,734,080 shares of Class A common stock.
Background
On April 12, 2025, the Company entered into a master services agreement (the “Master Services Agreement” and the transactions contemplated thereby, the “Master Services Agreement Transactions”), between the Company and VLD. Pursuant to the Master Services Agreement, VLD shall provide services to design and produce components and systems that will be utilized by the Company or its customers in its spacecraft, systems, and components. In exchange for the services, the Company issued an aggregate of 477,455 shares of Company’s Class A common stock and 673,408 shares of the the Company’s Preferred Stock to VLD. The Preferred Stock is subject to the terms and conditions set forth in the Certificate of Designations, Rights and Limitations of Series A Convertible Preferred Stock filed by the Company with the Secretary of State of the State of Delaware (the “Certificate of Designations”).
Pursuant to the Certificate of Designations the Preferred Stock may not be converted into shares of Class A common stock if such conversion would result in the issuance, in the aggregate with all previous issuances of shares of Class A common stock, of greater than 19.9% of the amount of Class A common stock of the Company outstanding immediately preceding the date of the Master Services Agreement. Upon receipt of the requisite stockholder approval of the Conversion Proposal (as defined below), the foregoing restriction will automatically be lifted and the Preferred Stock will be convertible into an aggregate of 6,734,080 shares of common stock. The closing of the Master Services Agreement Transactions occurred simultaneously with the signing of the Master Services Agreement (the “VLD Closing”).
Nasdaq Stockholder Approval Requirement
The Class A common stock into which the Preferred Stock will convert, on a one-for-one basis, is listed on the Nasdaq Global Select Market, and, as such, the Company is subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635. In order to comply with the Nasdaq Listing Rules and to satisfy conditions under the Master Services Agreement, the Company is seeking stockholder approval of the Conversion Proposal. Nasdaq Listing Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities that: (i) have or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Although the issuance of the shares of non-voting Preferred Stock would not trigger the stockholder approval requirements of Nasdaq Listing Rule 5635 by itself, stockholder approval is required because the non-voting Preferred Stock may convert into voting Class A common stock in the future. Therefore, in accordance with the requirements of Nasdaq Listing Rule 5635(a), and pursuant to the terms of the Master Services Agreement and the Certificate of Designations, the Company is seeking the approval of its stockholders for the issuance of the non-voting Preferred Stock, which may be converted at VLD’s option on a one-for-one basis into shares of voting Class A common stock.

Consequences of Approving the Conversion Proposal
The Board is not seeking the approval of the Company’s stockholders to authorize the Company’s entry into the Master Services Agreement. The Master Services Agreement has already been executed and delivered, and the closing of the Master Services Agreement has occurred. If this Conversion Proposal is approved by stockholders, then:
1.	all of the shares of Preferred Stock issued in connection the Master Services Agreement Transactions will be eligible to be converted into 6,734,080 shares of Class A common stock at VLD’s option; and
2.
the rights and privileges associated with the new shares of Class A common stock issued upon the conversion will be identical to the rights and privileges associated with the Class A common stock held by existing stockholders.

Consequences of Failing to Approve the Conversion Proposal
If this Conversion Proposal is not approved, the Company would not be able to issue the shares of Class A common stock upon conversion to the holders of Preferred Stock. Additionally, unless stockholder approval of this Conversion Proposal is received:
1.	the Preferred Stock will remain outstanding in accordance with its terms;
2.	the Company may be required to submit this Conversion Proposal to stockholders again at a subsequent meeting of stockholders; and
3.
the Preferred Stock will retain a senior liquidation preference over shares of Class A common stock in connection with any liquidation of the Company and, accordingly, no payments will be made to holders of Class A common stock upon any liquidation of the Company unless the full liquidation preference of the Preferred Stock is paid.

Vote Required
Assuming a quorum is present, the affirmative vote of a majority of the total votes cast on this proposal is required for approval of this Conversion Proposal. For purposes of the approval of this Conversion Proposal, abstentions and broker non-votes will have no effect on the result of the vote.
Recommendation
The Board recommends that you vote FOR the Conversion Proposal.

Proposal 7 – Equity Incentive Plan Proposal
General
In 2021, the Board adopted and our stockholders approved the Company’s 2021 Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan initially authorized the issuance of up to 8,547 shares of Class A common stock, on a split-adjusted basis. At the Annual Meeting, we are seeking stockholder approval in order to amend the Equity Incentive Plan to increase the number of shares of our Class A common stock available for issuance thereunder by 950,000 shares. Capitalized terms used in this Proposal 7 but not defined herein shall have the meaning ascribed to such terms in the Equity Incentive Plan.
Purpose of the Plan and Reasons for the Proposed Amendment
We are seeking stockholder approval of an amendment to increase the number of shares of Class A common stock issuable pursuant to the Equity Incentive Plan by 950,000 shares. As of April 16, 2025, there were approximately 125,627 shares remaining available for issuance under the Equity Incentive Plan. In determining to propose this increase in shares, the Board has taken into consideration that the proposed increase would represent only a small percentage of the total shares of Class A common stock outstanding and the desirability and importance of being able to continue to grant awards that are comparable to those of our peer companies.
The Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business.
The terms of the Equity Incentive Plan are summarized below, and the full text of the Equity Incentive Plan is set forth as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on August 18, 2021. The full text of the proposed amendment to the Equity Incentive Plan is set forth as Appendix A to this Proxy Statement. It is intended that awards under the Equity Incentive Plan will comply with or are exempt from Section 409(a) of the Internal Revenue Code of 1986, as amended (the “Code”). It is further intended that any incentive stock options awarded under the Equity Incentive Plan will comply with Section 422 of the Code.
Summary of the Equity Incentive Plan
Eligibility
Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the Equity Incentive Plan. Incentive stock options may only be granted to employees. As of December 31, 2024, we had four executive officers, approximately 23 employees, and six non-employee directors eligible to receive awards under the Equity Incentive Plan.
Administration
The Equity Incentive Plan is administered by the Board or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Administrator”). Awards granted to an officer or director of the Company or any other person whose transactions in the Company’s Class A common stock are subject to Section 16 of the Exchange Act (each, an “Insider”) must be approved by two or more “non-employee directors” of the Board.
Subject to the terms of the Equity Incentive Plan, the Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the Equity Incentive Plan; (ii) select the service providers to whom equity awards may be granted under the Equity Incentive Plan; (iii) determine the number of shares to be covered by each equity award granted under the Equity Incentive Plan; (iv) approve forms of equity award agreements for use under the Equity Incentive Plan; (v) determine the terms and conditions, not inconsistent with the terms of the Equity Incentive Plan, of any equity award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the Equity Incentive Plan (subject to stockholder approval); (vii) construe and interpret the terms of the Equity Incentive Plan and equity awards granted pursuant to the Equity Incentive Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Equity Incentive Plan, any equity award or any equity award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the Equity Incentive Plan; (x) modify or amend each equity award (subject to the terms of the Equity Incentive Plan); (xi) adjust performance goals applicable to a participant with respect to an equity award to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary events or circumstances; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the Equity Incentive Plan; (xiii) authorize any person to execute on our behalf any instrument required to effect the grant of an equity award previously granted by the Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under an equity award; and (xv) make all other determinations deemed necessary or advisable for administering the Equity Incentive Plan.
However, to the extent permitted by applicable law and listing requirements, the Board or a committee thereof may delegate to one or more of our officers who may be (but are not required to be) Insiders, the authority to (a) designate employees who are not Insiders to be recipients of equity awards and determine the number of shares subject to equity awards granted to such designated employees, subject to certain restrictions that are set forth in the Equity Incentive Plan and (b) take any and all actions on behalf of the Board or a committee thereof other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates.
Shares Available Under the Equity Incentive Plan
The Equity Incentive Plan reserves 8,547 shares of Class A common stock, on a split-adjusted basis, available for issuance thereunder. Subject to adjustments as set forth in the Equity Incentive Plan, in no event will the maximum aggregate number of shares that may be issued under the Equity Incentive Plan pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the Equity Incentive Plan.
The number of shares available for issuance under the Equity Incentive Plan will be increased on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2031 fiscal year, in each case, in an amount equal to the lesser of (i) three percent (3%) of the outstanding shares on the last day of the immediately preceding fiscal year and (ii) such number of shares determined by the Board.
Lapsed Awards
To the extent an equity award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program (as defined in the Equity Incentive Plan), the unissued shares that were subject thereto will continue to be available under the Equity Incentive Plan for issuance pursuant to future equity awards. In addition, any shares which we retain upon exercise of an equity award in order to satisfy the exercise or purchase price for such equity award or any withholding taxes due with respect to such equity award will be treated as not issued and will continue to be available under the Equity Incentive Plan for issuance pursuant to future equity awards. Shares issued under the Equity Incentive Plan and later forfeited to us due to the failure to vest or repurchased by us at the original purchase price paid to us for the shares (including without limitation upon forfeiture to or repurchase by us in connection with a participant ceasing to be a service provider) will again be available for future grants under the Equity Incentive Plan. To the extent an equity award under the Equity Incentive Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Equity Incentive Plan.
Assumption or Substitution of Awards by the Company
The Administrator, from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under the Equity Incentive Plan or (b) granting an award under the Equity

Incentive Plan in substitution of such other company’s award. Any awards that are assumed or substituted under the Equity Incentive Plan will not reduce the number of shares authorized for grant under the Equity Incentive Plan or authorized for grant to a participant in any fiscal year.
Awards
At the discretion of the Administrator, participants may be granted awards under the Equity Incentive Plan in the form of options to purchase shares of Class A common stock, SARs, restricted stock awards, RSU awards, PSU awards, and other forms of stock-based awards.
Stock Options. Each stock option is designated in the equity award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.
The term of each stock option is stated in the equity award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the equity award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, the term of the incentive stock option will be 5 years from the date of grant or such shorter term as may be provided in the equity award agreement.
The per share exercise price for the shares to be issued pursuant to exercise of a stock option is determined by the Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in, and in a manner consistent with, Section 424(a) of the Code.
At the time a stock option is granted, the Administrator fixes the period within which the stock option may be exercised and determines any conditions that must be satisfied before the stock option may be exercised. The Administrator also determines the acceptable form of consideration for exercising a stock option, including the method of payment. In the case of an incentive stock option, the Administrator will determine the acceptable form of consideration at the time of grant.
If a participant ceases to be a service provider other than for “Cause” (as defined in the Equity Incentive Plan), the participant may exercise his or her stock option within such period of time as is specified in the equity award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the equity award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and three months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant will immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause and the participant will be prohibited from exercising his or her stock option from and after the date of such termination.
SARs. The Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of the Company’s Class A common stock on the date of grant. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, in shares of equivalent value, or in some combination thereof, as determined by the Administrator. SARs are exercisable at the times and on the terms established by the Administrator.
Restricted Stock and RSUs. Restricted stock awards are grants of shares of the Company’s Class A common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of the Company’s Class A common stock. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout for his or her earned RSUs as determined by the Administrator in the form of cash, shares, or a combination of both.
In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such an equity award, the Administrator may impose whatever conditions on vesting as it determines to be appropriate.
During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Administrator determines otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the shares of restricted stock with respect to which they were paid. During the period of restriction, such dividends or other distributions shall be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the dividends accrue and shall not be paid or distributed unless and until such related Shares have vested and been earned.
During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof. Absent a contrary provision in an award agreement, such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the RSUs with respect to which the dividend equivalents accrue and shall not be paid or settled unless and until the related RSUs have vested and been earned.
Stock Bonus Awards. A stock bonus award is an award of shares to an eligible person without a purchase price that is not subject to any restrictions. The Administrator will determine the number of shares to be awarded to the participant under a stock bonus award. A stock bonus award may be paid in cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Administrator.
Performance Awards. The Administrator may grant options, SARs, restricted stock and RSUs that are subject to the satisfaction of specified performance criteria. The Administrator determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria (including any adjustment(s) thereto that will be applied in determining the achievement of such performance criteria), the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions; provided that all performance criteria must be determined when the achievement of such criteria remains substantially uncertain.
The Administrator in its discretion may make performance goals applicable to a participant with respect to an equity award. In the Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims;

(19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning. Equity awards issued to participants may take into account other criteria (including subjective criteria).
Performance goals may differ from participant to participant, performance period to performance period and from equity award to equity award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to us), (iii) on a per share and/or share per capita basis, (iv) against the performance of us as a whole or against any of our affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of us or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.
Award Limitations
Outside Director Limitations. Equity awards granted during a single fiscal year under the Equity Incentive Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed (i) $1,000,000 in total value for any outside director serving as the lead director of the Board or chair of the Board (including with respect to the first year of service) and (ii) $500,000 in total value for any other outside director, except with respect to the first year of service in which case any equity awards granted and cash fees paid will not exceed $1,000,000 in total value (calculating the value of any such equity awards, in each case, based on the grant date fair value of such equity awards for financial reporting purposes). Such applicable limit will include the value of any equity awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Equity awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an outside director will not count for purposes of these limits.
Leaves of Absence/Transfer Between Locations. The Administrator has the discretion to determine at any time whether and to what extent the vesting of equity awards will be suspended during any leave of absence; provided that in the absence of such determination, vesting of equity awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any of our affiliates. If an employee holds an incentive stock option and such leave exceeds three months then, for purposes of incentive stock option status only, such employee’s service as an employee will be deemed terminated on the first day following such three month period and the incentive stock option will thereafter automatically be treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written company policy.
Adjustment
In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split up, repurchase, or exchange of the Company’s Class A common stock or other securities of us or other significant corporate transaction, or other change affecting the Company’s Class A common stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Equity Incentive Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Equity Incentive Plan and/or the number, class, kind and price of securities covered by each outstanding equity award; provided that all such adjustments will be made in a manner that does not result in taxation under Section 409A of the Code (“Section 409A”).

Dissolution or Liquidation
In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an equity award will terminate immediately prior to the consummation of such proposed action.
Corporate Transaction
In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, or (iv) a “Change in Control” (as defined in the Equity Incentive Plan) each outstanding equity award (vested or unvested) will be treated as the Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding equity awards (if we are the surviving corporation); (b) the assumption of such outstanding equity awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such equity awards; (d) the cancellation of such equity awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such equity awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the equity awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (e) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding equity award and lapse of our right to repurchase or re-acquire shares acquired under an equity award or lapse of forfeiture rights with respect to shares acquired under an equity award; (f) the opportunity for participants to exercise their stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto or (g) the cancellation of outstanding equity awards in exchange for no consideration.
Change in Control
An equity award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the equity award agreement for such equity award or as may be provided in any other written agreement between us or any of our affiliates and the participant, but in the absence of such provision, no such acceleration will occur.
Amendment, Termination and Duration of the Equity Incentive Plan
The Equity Incentive Plan will continue in effect unless terminated earlier under the terms of the Equity Incentive Plan. The Administrator may at any time amend, alter, suspend or terminate the Equity Incentive Plan. No incentive stock options may be granted after October 7, 2031. No awards may be granted under the Equity Incentive Plan while the Equity Incentive Plan is suspended or after it is terminated.
Nontransferability of Equity Awards
Unless determined otherwise by the Administrator, an equity award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes an equity award transferable, such equity award will contain such additional terms and conditions as the Administrator deems appropriate provided, however, that in no event may any equity award be transferred for consideration to a third-party financial institution.
Clawback/Recovery
The Administrator may specify in an equity award agreement that the participant’s rights, payments, and/or benefits with respect to an equity award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of an equity award. Notwithstanding any provisions to the contrary under the Equity Incentive Plan, an equity award granted under the Equity Incentive Plan will be subject to any clawback policy as may be established and/or amended from time to time by us. The Administrator may require a participant to forfeit or return to and/or reimburse us for all or a portion of the equity award and/or shares issued under the equity award, any amounts paid under the equity award, and any payments or proceeds paid or provided upon disposition of the shares issued under the equity award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.
U.S. Federal Tax Aspects
A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price — the appreciation value — on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.
The purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.
A participant who receives restricted stock will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Code to be taxed at the time of grant. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).
A participant who receives RSUs will not have taxable income upon grant of the equity award; instead the participant will be taxed upon settlement of the equity award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A imposes certain restrictions on deferred compensation arrangements. Equity awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.
Prior to the delivery of any shares or cash pursuant to an equity award (or exercise thereof) or prior to any time the equity award or shares are subject to taxation or other tax-related items, we and/or the participant’s employer will have the power and the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy any tax related items or other items that are required to be withheld or deducted or otherwise applicable with respect to such equity award.
The Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have us withhold otherwise deliverable cash or shares, or delivering to us already-owned shares; provided that, unless the Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that we deem to be reasonable and in accordance with applicable laws.
We will be entitled to a tax deduction in connection with an equity award under the Equity Incentive Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.
New Plan Benefits
Awards granted under the Equity Incentive Plan will be subject to the Administrator’s discretion, subject to the terms of the Equity Incentive Plan, and the Committee has not determined future awards or who might receive them. As a result, the benefits that will be awarded under the Equity Incentive Plan are not currently determinable.
During the fiscal year ended December 31, 2024, we granted awards under the Equity Incentive Plan to our employees (including our NEOs) and nonemployee directors as reflected in the 2024 Summary Compensation Table and the 2024 Director Compensation Table, respectively, in this Proxy Statement.
Vote Required
Assuming a quorum is present, the affirmative vote of a majority of the total votes cast on this proposal is required for approval of this Equity Incentive Plan Proposal. For purposes of the approval of this Equity Incentive Plan Proposal, abstentions and broker non-votes will have no effect on the result of the vote.
Recommendation
The Board recommends that you vote FOR the Equity Incentive Plan Proposal.

EXECUTIVE COMPENSATION
The Company qualifies as a “smaller reporting company” under rules adopted by the SEC. Accordingly, the Company has provided scaled executive compensation disclosure that satisfies the requirements applicable to the Company in its status as a smaller reporting company. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a compensation discussion and analysis or a compensation committee report, and certain other tabular and narrative disclosures relating to executive compensation.
Our named executive officers (or “NEOs”) for 2024 were as follows:
John C. Rood, our Chief Executive Officer, President and Chair of the Board;
Paul Ney, our former Chief Legal Officer and Corporate Secretary; and
Rob Schwarz, our Chief Technology Officer.
Certain information regarding the compensation of our NEOs for 2024 is provided on the following pages.

Summary Compensation Table
The Summary Compensation Table below summarizes the compensation paid to, awarded to, or earned by our Chief Executive Officer and our two other most highly compensated officers for the 2024 fiscal year. Mr. Ney resigned as Chief Legal Officer and Corporate Secretary of the Company, effective January 28, 2025. Before his resignation, he was employed by the Company for the entire 2024 fiscal year. The footnotes to the Summary Compensation Table set forth narrative discussions of the material factors necessary to understand the information disclosed in the table.

Summary Compensation Table
Name Principal Position(s)	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
		($)	($)	($)	($)	($)	($)
John C. Rood Chief Executive Officer	2024	800,000	—	—	—	119,310(6)	919,310
	2023	800,000	80,000	752,094	800,000	128,175	2,560,269
	2022	800,000	80,000	567,642	800,000	161,779	2,409,421
Paul Ney Former Chief Legal Officer and Corporate Secretary	2024	450,000	—	—	—	10,907(7)	460,907
	2023	450,000	—	223,838	247,500	10,349	931,687
	2022	450,000	—	36,897	247,500	14,000	748,397
Rob Schwarz Chief Technology Officer	2024	350,000	—	—	—	33,906(8)	383,906
	2023	350,000	—	196,977	115,500	28,870	691,347

(1)
Amounts shown are amounts actually earned by the NEO during the applicable fiscal year and reflect, to the extent applicable, any salary adjustments that occurred during the year. Amounts shown are not reduced to reflect the NEO’s contributions, if any, to the Company’s 401(k) Plan.

(2)	Amounts shown in this column represent discretionary bonus compensation amounts awarded for the applicable year of service.
(3)
Amounts in this column reflect the aggregate grant date fair value of restricted stock units (“RSUs”), as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by our NEOs upon the vesting of such equity awards or the sale of the common stock underlying such awards.

(4)	Represents an annual fixed bonus amount that was earned by the NEO achieving certain pre-determined, measurable company milestones for the applicable year of service.
(5)
Includes all perquisites and other personal benefits or property, “gross ups” and other amounts reimbursed during the fiscal year and any amounts paid or accrued to any NEO pursuant to a plan or arrangement in connection with any severance obligation.

(6)	This amount includes $79,574 paid for housing expenses and $39,736 paid for employee benefits deductions for Mr. Rood.
(7)	This amount constitutes employee benefits deductions for Mr. Ney.
(8)	This amount constitutes employee benefits deductions for Mr. Schwarz.
Narrative to the Summary Compensation Table
The following is a discussion of certain terms of the employment agreements with our NEOs that we believe are necessary to understand the information disclosed in the Summary Compensation Table.
Base Salaries
The Company’s NEOs receive a base salary for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
Bonuses
In fiscal year 2024, Mr. Rood, Mr. Ney, and Mr. Schwarz were eligible to earn annual cash bonuses targeted at 100%, 50%, and 40%, respectively, of their respective base salaries based on their performance, as determined by the Momentus Board of Directors.
Equity Compensation
Our Compensation Committee administers our 2021 Equity Incentive Plan (the “Equity Incentive Plan”) and approves the amount of, and terms applicable to, grants of stock options, RSUs, and other types of equity awards to employees, including the Named Executive Officers.

The Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors, and independent contractors with long-term equity-based compensation to align their interests with our stockholders; and (iii) promote the success of our business.
The Equity Incentive Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and stock bonus awards (all such types of awards, collectively, “equity awards”), although incentive stock options may only be granted to employees.
For the grant date fair values of the options and RSUs, please see the Summary Compensation Table above.
Perquisites
In 2024, Momentus provided its NEOs with benefits intended to be competitive with market practices and to motivate them to carry out their duties with respect to the Company. Some of these benefits are provided under the NEOs’ applicable employment agreements, as described below. The amount of these benefits has been included in the Summary Compensation Table in the “All Other Compensation” column.
Momentus pays the entire premiums associated with its NEOs’ medical insurance coverage; because the Company does not pay the entire premium with respect to the medical insurance coverage of employees generally, the amounts associated with the additional percentage paid by the Company have been included in the Summary Compensation Table in the “All Other Compensation” column.
The Company has established a 401(k) plan which covers all employees. Participants may make voluntary contributions to the plan subject to Internal Revenue Service limitations. The Company does not provide a matching contribution. Momentus also provides other benefits to its NEOs on the same basis as provided to all of its employees, including vacation and paid holidays.
Executive Employment Agreements
Rood Employment Agreement
On August 1, 2021, the Company entered into an employment agreement with Mr. Rood (the “Rood Employment Agreement”), pursuant to which Mr. Rood is entitled to an annual base salary of $800,000 per year and an annual target cash incentive bonus up to $800,000. Mr. Rood is also entitled to reimbursement for his commuting (including first class airfare) and temporary housing expenses from his residence to Momentus’ headquarters, as reasonably required and a gross-up payment of any income taxes withheld on such commuting and temporary housing expenses until the fourth anniversary of his start date. Mr. Rood is eligible to participate in Momentus’ employee benefits plans maintained by Momentus and generally made available to similarly situated employees. Mr. Rood’s employment is “at-will” and may be terminated by either party at any time. Mr. Rood is entitled to severance payments and benefits upon a termination of his employment by Momentus without cause or by Mr. Rood for good reason, as are explained below under “Potential Payments Upon Termination or Change in Control.”
Potential Payments Upon Termination or Change in Control
Rood Employment Agreement
Under the Rood Employment Agreement, if Mr. Rood’s employment is terminated by Momentus without “cause” or by Mr. Rood for “good reason” (as such terms are defined in the Rood Employment Agreement) and Mr. Rood executes a release of claims, Mr. Rood will be entitled to (i) the aggregate amount of his base salary and target annual bonus, payable over a 12-month period from the date of his termination; (ii) a lump sum cash payment equal to his prorated annual bonus for the fiscal year during which Mr. Rood is terminated, based on actual performance; (iii) reimbursements equal to the portion of the monthly health premiums paid by Momentus on his behalf and that of his eligible dependents immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Rood and his eligible dependents become ineligible for COBRA coverage; and (iv) his outstanding unvested equity awards will vest as to that number of shares or units that would have vested had Mr. Rood remained employed until the 12-month anniversary of his termination date.

In addition, the Rood Employment Agreement provides that if Mr. Rood’s employment is so terminated in the period beginning three months prior to and ending 24 months following a “change in control” (as defined in the Rood Employment Agreement) and Mr. Rood executes a release of claims, he will be entitled to receive (i) a lump sum payment in the aggregate amount of 18 months of his base salary plus one and one-half times his target annual bonus, (ii) a lump sum cash payment equal to 150% of his prorated annual bonus for the fiscal year during which Mr. Rood is terminated based on actual performance, (iii) reimbursements equal to the portion of the monthly health premiums paid by Momentus on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 18 months following the date of termination and (b) that date that Mr. Rood and his eligible dependents become ineligible for COBRA coverage, and (iv) his outstanding unvested equity awards subject to time vesting will vest in full; provided, that, if Mr. Rood remains employed through the consummation of the change in control and the successor to the Company or any affiliate of such successor does not agree to assume, substitute or otherwise continue such equity awards at the time of the change in control, his equity awards will vest in full immediately prior to, and contingent upon, the consummation of such change in control.

Outstanding Equity Awards at Fiscal-Year End
The following table provides information about the number of outstanding equity awards held by our NEOs on December 31, 2024.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units That Have Not Vested(1)
John C. Rood	168(2)	47(2)	$1,778	March 20, 2032	1,200(2)	$9,516
					318(3)	$2,522
					327(4)	$2,593
Paul Ney	33(5)	3(5)	$1,778	March 20, 2032	358(5)	$2,831
					21(6)	$159
					99(7)	$785
Rob Schwarz	97(8)	12(8)	$1,778	March 20, 2032	314(8)	$2,490
	529(10)	0(10)			80(9)	$634
	6(11)	0(11)

(1)	Amounts in this column are based upon a fair market value of $7.93 per share which was the closing price of our Class A common stock on December 31, 2024.
(2)
Mr. Rood was granted 215 stock options on March 20, 2022, which vest in equal quarterly installments on June 20th, September 20th, December 20th, and March 20th following the grant date over three years, subject to Mr. Rood’s continued employment through each such vesting date. Mr. Rood was also granted 1,800 RSUs on March 23, 2023, which vest in three equal annual installments from the grant date, subject to Mr. Rood’s continued employment through each such vesting date.

(3)	Mr. Rood was granted 952 RSUs on March 20, 2022, which vest in three equal annual installments from the grant date, subject to Mr. Rood’s continued employment through each such vesting date.
(4)
Mr. Rood was granted 1,309 RSUs on November 8, 2021, 6.25% of which vested on November 20, 2021, 18.75% of which vested on August 20, 2022, and 25% of which will vest on August 20 in each of 2023, 2024, and 2025, subject to Mr. Rood’s continued employment through each such vesting date.

(5)
Mr. Ney was granted 36 stock options on March 20, 2022, which vest in equal quarterly installments on June 20th, September 20th, December 20th, and March 20th following the grant date over three years, subject to Mr. Ney’s continued employment through each such vesting date. Mr. Ney was also granted 536 RSUs on March 20, 2023, which vest in three equal annual installments from the grant date, subject to Mr. Ney’s continued employment through each such vesting date. Subsequent to December 31, 2024, Mr. Ney resigned from position as Chief Legal Officer and Corporate Secretary effective January 28, 2025, and all unvested stock options and RSUs of that date were forfeited. Any vested stock options expired within 90 days following January 28, 2025.

(6)
Mr. Ney was granted 62 RSUs on March 20, 2022, which vest in three equal annual installments from the grant date, subject to Mr. Ney’s continued employment through each such vesting date. Mr. Ney resigned from position as Chief Legal Officer and Corporate Secretary effective January 28, 2025, and all unvested stock options and RSUs of that date were forfeited. Any vested stock options expired within 90 days following January 28, 2025.

(7)
Mr. Ney was granted 393 RSUs on November 8, 2021, which vest in equal annual installments following the grant date over four years, subject to Mr. Ney’s continued employment through each such vesting date. Mr. Ney resigned from position as Chief Legal Officer and Corporate Secretary effective January 28, 2025, and all unvested stock options and RSUs of that date were forfeited. Any vested stock options expired within 90 days following January 28, 2025.

(8)
Mr. Schwarz was granted 109 stock options on March 20, 2022, which vest in equal quarterly installments on June 20th, September 20th, December 20th, and March 20th following the grant date over three years, subject to Mr. Schwarz’s continued employment through each such vesting date. Mr. Schwarz was also granted 471 RSUs on March 23, 2023, which vest in three equal annual installments from the grant date, subject to Mr. Schwarz’s continued employment through each such vesting date.

(9)	Mr. Schwarz was granted 238 RSUs on March 20, 2022, which vest in three equal annual installments from the grant date, subject to Mr. Schwarz’s continued employment through each such vesting date.
(10)	Mr. Schwarz was granted 529 stock options on February 22, 2020, 25% of which vested on February 3, 2021 and 75% of which vested on February 3, 2024.
(11)	Mr. Schwarz was granted 6 stock options on June 15, 2020, 25% of which vested on February 3, 2021 and 75% of which vested on February 3, 2024.

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for the Principal Executive Officer (“PEO”)(1) (2)	Compensation Actually Paid to PEO(1) (3) (4)	Average Summary Compensation Table Total for Non-PEO NEOs(1) (3) (5)	Average Compensation Actually Paid to Non-PEO NEOs(1) (3) (6)	Valuation of Initial Fixed $100 Investment Based on TSR(7)	Net Income (Loss) (in thousands)(8)
2024	$919,310	$863,615	$422,407	$409,903	$0.27	$(34,946)
2023	$2,560,269	$803,949	$811,517	$420,395	$0.83	$(68,920)
2022	$2,409,421	$43,382	$847,160	$180,892	$18.66	$(95,444)

(1)	We are a smaller reporting company pursuant to Rule 405 of the Securities Act and as such, we are only required to include information for the past three fiscal years in the table.
(2)
The dollar amounts reported in this column are the amounts of total compensation reported in the “Total” column of the Summary Compensation Table for the 2022, 2023, and 2024 fiscal years for Mr. Rood who served as our PEO for the applicable year. For additional information, see “Executive Compensation-Summary Compensation Table.”

(3)
For each of the three years presented in the above table, John C. Rood was our Principal Executive Officer (“PEO”). Our Non-PEO Named Executive Officers (“Non-PEO NEOs”) were (i) Paul Ney and Rob Schwarz in 2024, (ii) Paul Ney and Rob Schwarz in 2023, and (iii) Paul Ney and Jikun Kim in 2022.

(4)
The dollar amounts reported in this column represent the amount of the “compensation actually paid” to Mr. Rood. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to Mr. Rood’s total compensation for each year to determine the compensation actually paid are shown in the table below:

Adjustments to Determine Compensation Actually Paid to PEO	2024 ($)	2023 ($)	2022 ($)
Summary Compensation Table Totals for PEO	919,310	2,560,269	2,409,421
Less: Stock Values Reported in SCT for the Covered Year ($)	—	(752,094)	(567,642)
Plus: Fair Value for Stock Granted and Vested in the Covered Year (on Vest Date) ($)	—	—	162,037
Plus: Fair Value of Outstanding Unvested Stock Granted in Covered Year at Year-End ($)	—	43,596	748,020
Plus: Change in Fair Value of Outstanding Unvested Stock from Prior Years at Year-End ($)	(30,821)	(794,671)	(2,334,780)
Plus: Change in Fair Value of Stock Granted in Prior Years That Vested During Covered Year (on Vest Date) ($)	(24,874)	(253,151)	(373,674)
Compensation Actually Paid	$863,615	$803,949	$43,382

(5)
The dollar amounts reported in this column represent the average of the amounts reported for the Non-PEO NEOs as a group for each corresponding year in the “Total” column of the Summary Compensation Table as disclosed in the proxy statements for the applicable years.

(6)
The dollar amounts reported in this column for our Non-PEO NEOs as a group in each appliable year, represent averages of the “compensation actually paid” to the Non-PEO NEOs. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to the average total compensation for the Non-PEO NEOs for each year to determine the average compensation actually paid are shown in the table below:

Adjustments to Determine Compensation Actually Paid to Non-PEO NEOs	2024 ($)	2023 ($)	2022 ($)
Summary Compensation Table Totals	422,407	811,517	847,160
Less: Stock Values Reported in SCT for the Covered Year ($)	—	(210,418)	(245,506)
Plus: Fair Value for Stock Granted and Vested in the Covered Year (on Vest Date) ($)	—	—	70,078
Plus: Fair Value of Outstanding Unvested Stock Granted in Covered Year at Year-End ($)	—	12,195	323,778
Plus: Change in Fair Value of Outstanding Unvested Stock from Prior Years at Year-End ($)	(7,209)	(129,402)	(622,370)

Adjustments to Determine Compensation Actually Paid to Non-PEO NEOs	2024 ($)	2023 ($)	2022 ($)
Plus: Change in Fair Value of Stock Granted in Prior Years That Vested During Covered Year (on Vest Date) ($)	(5,296)	(63,499)	(192,249)
Compensation Actually Paid	$409,903	$420,395	$180,892

(7)
Cumulative Total Shareholder Return (“TSR”) represents the return on a fixed investment of $100 in our Class A common stock for the period beginning on the last trading day of 2021 through the last trading day of the applicable fiscal year.

(8)	The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for each year presented.
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.
Relationship Between Compensation Actually Paid vs. Net Income
The following chart illustrates the relationship between Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs against the Company’s net income:

Compensation Actually Paid vs. Net Income
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
Compensation Actually Paid
$0
($20,000)
($40,000)
($60,000)
($80,000)
($100,000)
($120,000)
Net Income (thousands)
$43,382
$180,892
($95,444)
$803,949
$420,395
($68,920)
$863,615
$409,903
($34,946)
2022
2023
2024
CAP (PEO)
CAP (Average of Non-PEO NEOs)
Net Income

Relationship Between Compensation Actually Paid vs. Cumulative TSR of Company
The following chart illustrates the relationship between Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs against the Company’s TSR:

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid
Cumulative TSR
(Value of initial $100 investment)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
$18.66
$43,382
$180,892
$803,949
$420,395
$0.83
$863,615
$409,903
$0.27
2022
2023
2024
CAP (PEO)
CAP (Average of Non-PEO NEOs)
Company TSR

DIRECTOR COMPENSATION
Director Compensation Policy
The Company adopted a non-employee director compensation policy to govern the Board. The policy is designed to attract and retain high quality non-employee directors by providing competitive compensation and align their interests with the interests of stockholders through equity awards. It will cover the compensation of all roles on the Board other than the Security Director and the Chairperson of the Security Committee.
Specifically, the policy provides for the following annual cash retainers, which will be payable quarterly in arrears and pro-rated for partial quarters of service:
Annual Board Member Service Retainer
•	All Outside Directors: $100,000
•	Outside Director serving as Chairperson: $60,000 (in addition to above)
•	Outside Director serving as Lead Independent Director: $30,000 (in addition to above)
Annual Committee Member Service Retainer
•	Member of the Audit Committee: $20,000
•	Member of the Compensation Committee: $15,000
•	Member of the Disclosure Committee: $15,000
•	Member of the Nominating and Corporate Governance Committee: $10,000
Annual Committee Chair Service Retainer (in lieu of Annual Committee Member Service Retainer)
•	Chairperson of the Audit Committee: $30,000
•	Chairperson of the Compensation Committee: $22,500
•	Chairperson of the Disclosure Committee: $22,500
•	Chairperson of the Nominating and Corporate Governance Committee: $15,000
Equity Compensation
Non-employee directors will receive annual RSU grants under the Equity Incentive Plan on the date of the Company’s Annual Meeting of Stockholders which will vest, subject to continuous service through the applicable vesting date:
•	RSUs initially valued at $350,000 upon initial election or appointment to Board, which will vest in three equal annual installments from the date of grant; and
•
An additional RSU award granted annually, which will vest upon the earlier of the first anniversary of the date of grant or the day before the next annual stockholder meeting, prorated for partial years of service (including the initial year of service). The number of RSUs granted annually shall be equal to 0.128% of the shares outstanding as of the date of grant.

Accelerated Vesting
The vesting of the RSU grants will accelerate in full if the non-employee director remains in continuous service until immediately prior to such director’s: (i) death, (ii) “disability,” or (iii) the closing of a “change in control” transaction (as “disability” and “change in control” are defined in the Equity Incentive Plan).
Other Terms
To avoid adverse tax consequences to non-employee directors who reside outside of the United States, the Board, in its sole discretion, may provide for non-statutory stock options of equal value in lieu of RSU grants, which will have a term of ten years from the date of grant and an exercise price per share equal to 100% of the fair market value of the underlying Class A common stock on the date of grant. All other terms and conditions that apply to RSU grants under the non-employee director compensation policy will apply to such options.
If permitted by the Company, a non-employee director may elect to defer cash retainers and/or RSU awards prior to being earned into deferred stock units of the Company, which shall settle upon the earlier to occur of the director’s “separation from service” as defined in the Treasury Regulations under Section 409A of the Internal Revenue Code of 1986, as amended, or the date determined by the Company.
The Company will reimburse each non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at, and participation in, Board and committee meetings, provided they are reimbursed in accordance with the Company’s travel and expense policy.
Security Director and Chairperson of Security Committee
In addition to compensation under the non-employee director compensation policy, Victorino G. Mercado, as the Security Director and the Chair of the Security Committee, will receive additional compensation pursuant to the terms of his offer letter. Mr. Mercado will receive an annual cash retainer of $50,000, payable quarterly in arrears and pro-rated for partial quarters of service.
Compensation of Directors
The following table provides information about the compensation of directors for the fiscal year ended December 31, 2024. John C. Rood is compensated outside of the director compensation framework, as specified further in “Executive Compensation – Summary Compensation Table.”

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) (2) ($)	Total ($)
Brian Kabot	61,250	–	61,250
Chris Hadfield	70,000	–	70,000
Kimberly A. Reed	65,000	–	65,000
Linda J. Reiners	80,000	–	80,000
Mitchel B. Kugler	78,750	–	78,750
Victorino G. Mercado	82,500	–	82,500

(1)
Amounts in this column reflect compensation earned in 2024 for service as a member of the Board and reflect the aggregate grant date fair value of RSUs, as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by our directors upon the vesting of such equity awards or the sale of the Class A common stock underlying such awards.

(2)
During the fiscal year ended December 31, 2024, no RSUs were granted to any non-employee director and there were no outstanding equity awards held by any of the independent directors listed in the table above as of December 31, 2024.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category(1)	Number Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(2) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights(3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(4) (5)	6,191	$1,139.61	29,263
Equity compensation plans not approved by security holders(4) (5)	1,107	N/A	258,231(6)
Total	7,298		287,494

(1)
In February 2022, the Company adopted the 2022 Inducement Equity Plan, which was intended to comply with Rule 5635(c)(4) of the Nasdaq listing rules, which provides an exception to the shareholder approval requirement for the issuance of securities pursuant to equity grants to employees of the Company as an inducement material to such individuals entering into employment with the Company. In February 2022, the Company adopted the 2022 Inducement Equity Plan, which was intended to comply with Rule 5635(c)(4) of the Nasdaq listing rules, which provides an exception to the shareholder approval requirement for the issuance of securities pursuant to equity grants to employees of the Company as an inducement material to such individuals entering into employment with the Company.

(2)	These numbers include shares subject to outstanding awards granted, of which 1,388 shares are subject to outstanding options and 5,910 shares are subject to outstanding RSUs.
(3)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of restricted stock or restricted stock units, which have no exercise price. There were no options awarded under plans not approved by security holders.

(4)
The Momentus Inc. 2021 Equity Incentive Plan contains an “evergreen” provision pursuant to which the number of shares of Class A common stock reserved for issuance or transfer pursuant to awards under the plan increases on the first day of each year beginning in 2022 and ending in 2031 equal to the lesser of (A) three percent (3.0%) of the shares of Class A common stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board.

(5)
The Momentus Inc. 2021 Employee Stock Purchase Plan contains an “evergreen” provision pursuant to which the number of shares of Class A common stock reserved for issuance or transfer pursuant to awards under the plan increases on the first day of each year beginning in 2022 and ending in 2031 equal to the lesser of (A) half a percent (0.5%) of the shares of Class A common stock outstanding on the last day of the immediately preceding fiscal year and (B) 2,279 shares.

(6)	In April 2025, the Board approved an increase of 250,000 shares available for issuance under the 2022 Inducement Equity Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth certain information known to us regarding the beneficial ownership of our Class A common stock as of April 3, 2025 for each of our NEOs, executive officers, directors, all executive officers and directors as a group and each person known by us to be the beneficial owner of more than 5% of our Class A common stock. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of RSUs, within 60 days of April 3, 2025. Class A common stock subject to warrants or options that are currently exercisable or exercisable within 60 days of April 3, 2025 or subject to RSUs that vest within 60 days of April 3, 2025 are considered outstanding and beneficially owned by the person holding such warrants, options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is c/o Momentus Inc., 3901 N. First Street, San Jose, California 95134. The percentage of beneficial ownership of our shares of Class A common stock is calculated based on 4,779,337 shares of Class A common stock outstanding as of April 3, 2025.

Name and Address of Beneficial Owners	Number of Shares	%(1)
5% Stockholders:
None	—	—
Directors and Executive Officers:
John C. Rood	3,111(2)	*%
Chris Hadfield	74	*%
Brian Kabot	2,511(3)	*%
Mitchel B. Kugler	—	*%
Victorino G. Mercado	321	*%
Kimberly A. Reed	368	*%
Linda J. Reiners	368	*%
Rob Schwarz	1,679(4)	*%
Lon Ensler	—	*%
Jon Layman
Directors and executive officers as a group (10 individuals)(5)	8,432	*%

*	Less than one percent.
(1)
The aggregate percentage of shares of Class A common stock reported to be beneficially owned by each person named is determined in accordance with the rules of the SEC and is based on 4,779,337 shares of Class A common stock of the Company outstanding as of April 3, 2025.

(2)	Consists of (i) 2,556 shares of Class A common stock and (ii) 555 shares of Class A common stock issuable upon the exercise of options.
(3)
Represents 458 shares of Class A common stock held by Brian Kabot directly. The Schedule 13D/A filed with the SEC by SRC-NI Holdings, LLC, the sponsor entity of Stable Road Acquisition Corp. (the “Sponsor”), on February 11, 2022 (the “Sponsor Schedule 13D/A”), indicated that Mr. Kabot, Juan Manuel Quiroga, and Edward K. Freedman are the three managing members of the Sponsor, the majority approval of whom is required to approve an action of the Sponsor. As a result, none of the aforementioned individuals are deemed to be beneficial owners of the Sponsor’s securities, which, based on the Sponsor Schedule 13D/A, total 2,054 shares of Class A common stock in sole voting power and sole investment power. The Sponsor Schedule 13D/A specifies that the Sponsor is not a member of a group.

(4)	Consists of (i) 1,005 shares of Class A common stock and (ii) 674 shares of Class A common stock issuable upon the exercise of options.
(5)	This includes directors, nominees and current executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Compensation arrangements with our NEOs and directors are described elsewhere in this proxy statement.
See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the ownership of our securities held by our control persons.
Other than the foregoing, the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amounts involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Indemnification Agreements
Our Second Amended and Restated Certificate of Incorporation, as amended, contains provisions limiting the liability of executive officers and directors, and our Amended and Restated Bylaws, as amended, provide that the Company will indemnify each of its officers and directors to the fullest extent permitted under Delaware law.
We have entered into indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that the Company will indemnify each of its directors and executive officers against any and all expenses incurred by such director or executive officer because of his or her status as one of the Company’s directors or executive officers to the fullest extent permitted by Delaware law, our Second Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors and executive officers in connection with a legal proceeding involving his or her status as a director or executive officer.
Related Party Transactions Policy
Our related party transactions written policy provides that officers, directors, holders of more than 5% of any class of the Company’s voting securities, and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons, will not be permitted to enter into a related-party transaction with the Company without the prior consent of the Audit Committee, or other independent members of the board in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.

Stockholder Proposals and Director Nominations for Inclusion in the 2026 Proxy Statement
In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the annual meeting of stockholders in 2026, a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of the Company no later than December 29, 2025, and must comply with the requirements of Rule 14a-8 under the Exchange Act. Written requests for inclusion should be addressed to: Momentus Inc., 3901 N. First Street, San Jose, California 95134, Attention: Corporate Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.
Stockholder Proposals and Director Nominations other than Pursuant to Rule 14a-8
If a stockholder wishes to present a proposal or to nominate one or more directors at our 2026 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance written notice in accordance with the Company’s Amended and Restated Bylaws, as amended. Under the Amended and Restated Bylaws, as amended, any stockholder of record of the Company entitled to vote for the election of directors may nominate candidates for election to the Board or present other business at an annual meeting if a written notice is received by the Corporate Secretary at the Company’s principal executive offices no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth the following information: (i) as to each person whom the stockholder proposes to nominate for election as a director, (a) name, age, business address and residence; (b) principal occupation or employment; (c) class, series and number of any shares of Class A common stock of the Company that are beneficially owned or owned of record; (d) the date or dates such shares specified in subsection (c) were acquired and the investment intent of such acquisitions; (e) whether such person meets the independence requirements under Nasdaq listing rules; and (f) all other information that would be required to be disclosed in solicitations of proxies for election of directors pursuant to, and in accordance with, Section 14(a) of the Exchange Act and the rules and regulations thereunder; (ii) as to any other business to be brought before the meeting, (a) a brief description of the business to be brought before the meeting; (b) the text of the proposal or business; (c) the reasons for conducting such business; and (d) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, including any anticipated benefit of the proposing stockholder; and (iii) as to the stockholder providing notice, (a) name and address of the stockholder providing notice; (b) class or series and number of shares of Class A common stock of the Company that are directly or indirectly owned of record or beneficially owned by such stockholder; (c) any derivative interest in the Company’s equity securities; (d) any other material relationship between such stockholder and the Company or an affiliate or principal competitor of the Company; (e) all other information that would be required to be disclosed in solicitations of proxies for election of directors pursuant to, and in accordance with, Section 14(a) of the Exchange Act and the rules and regulations thereunder; (f) the stockholder’s written consent to public disclosure of the information provided to the Company under the Amended and Restated Bylaws, as amended; (g) a complete written description of any agreement or arrangement between the stockholder, any of its affiliates or associates and any other person acting in concert with the foregoing persons; (h) a representation that the stockholder is the stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (i) a representation regarding whether the stockholder intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal; and (j) any proxy, contract, arrangement or relationship pursuant to which the stockholder has a right to vote, directly or indirectly, any shares of any security of the Company.
Based on the date of this year’s Annual Meeting, to be timely, a stockholder’s notice of director nominations or other stockholder proposals for submission to the Company’s annual meeting of stockholders without inclusion in the Company’s 2026 proxy statement must be received no earlier than January 19, 2026 and no later than February 18, 2026. Unless such notice is received at the Company’s corporate headquarters by its Corporate Secretary within the foregoing dates, such matter will be brought before the meeting only in the Company’s discretion, and proxies with respect to such matter will confer voting authority only if such matter comes before the meeting.

APPENDIX A
FIRST AMENDMENT
TO THE
MOMENTUS INC.
2021 EQUITY INCENTIVE PLAN
THIS FIRST AMENDMENT TO THE MOMENTUS INC. 2021 EQUITY INCENTIVE PLAN (this “First Amendment”) is effective as of       , 2025. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Plan (as defined below), and all section references shall refer to the Plan.
RECITALS
WHEREAS, Momentus Inc. (the “Company”) currently awards long-term compensation to certain non-employee directors, employees, and consultants under its 2021 Equity Incentive Plan (as amended, the “Plan”);
WHEREAS, the Plan reserves 8,547 shares of Class A common stock, on a split-adjusted basis, for issuance in connection with awards granted thereunder;
WHEREAS, the Company desires to amend the Plan to increase the number of shares of Class A common stock reserved for issuance under the Plan by 950,000 shares;
WHEREAS, this First Amendment requires the approval of the Company’s stockholders; and
WHEREAS, the Board has determined that it is in the best interests of the Company, subject to the approval of the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders, to amend the Plan to increase the number of shares of Class A common stock reserved for issuance under the Plan by an additional 950,000 shares, from 125,627 shares to 1,075,627 shares, and to amend the Plan as set forth in this First Amendment.
NOW, THEREFORE, the Plan shall be amended effective as of the date hereof as follows:
1. Paragraph 3(a) of the Plan is deleted in its entirety and replaced with the following:
(a) Stock Subject to the Plan. Subject to the provisions of Sections 3(b) and 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is will not exceed the sum of (i) 1,075,627 new Shares, plus (ii) the number of Shares subject to awards or issued under the Company’s Amended and Restated 2018 Stock Plan and Space Apprentices Enterprise Inc. 2018 Stock Plan (the “Existing Plans”) that otherwise would have been returned to the Existing Plans on or after the Effective Date on account of the expiration, cancellation, forfeiture or repurchase of awards granted thereunder. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 15 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Sections 3(b) and 3(c).
2. Except as modified herein, all other terms and conditions of the Plan shall remain in full force and effect. In the event of a conflict between this First Amendment and the Plan, this First Amendment shall control.
IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the Plan, to be effective as of the date first written above.

MOMENTUS INC.

By:
Name:
Title:

MOMENTUS INC.
3901 N. FIRST STREET
SAN JOSE, CA 95134

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MNTS2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOMENTUS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect to the Board of Directors the three nominees set forth in the accompanying proxy materials for a three year term, or until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Brian Kabot
02) Mitchel B. Kugler
03) Kimberly A. Reed

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

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MOMENTUS INC.
Annual Meeting of Shareholders
May 19, 2025 9:00 AM, PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John Rood and Lon Ensler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of MOMENTUS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, PDT on May 19, 2025, at the virtual annual meeting to be held at www.virtualshareholdermeeting.com/MNTS2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side